Filed Pursuant to Rule 424(b)(5)
Registration No. 333-216621

PROSPECTUS SUPPLEMENT

(To the Prospectus dated June 15, 2017)

1,868,933 Shares of Common Stock

Warrants to Purchase up to 736,948 Shares of Common Stock

Meridian Waste Solutions, Inc.

We are offering 1,868,933 shares of common stock at a price per share of $1.03 and warrants to purchase up to 736,948 shares of our common stock, at an exercise price of $1.31 per share (the “Series A Warrants”), pursuant to this prospectus supplement and the accompanying prospectus. In a concurrent private placement, we are selling to the purchasers of shares of our common stock in this offering, Series B Warrants to purchase an aggregate of 664,753 shares of our common stock at an exercise price of $1.31 per share. The offering and sale of Series B Warrants and the shares of our common stock issuable upon the exercise of the Series B Warrants are not being registered under the Securities Act of 1933, as amended (the “Securities Act”), are not being offered pursuant to this prospectus supplement and the accompanying prospectus, and are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder.

Our common stock is listed on The Nasdaq Capital Market under the symbol “MRDN”. On November 29, 2017, the last reported sale price of our common stock on The Nasdaq Capital Market was $1.29 per share. There is no established public trading market for the Series A Warrants being offered hereby and we do not expect a market to develop.

Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities in a public primary offering with a value of more than one-third of the aggregate market value of our common stock held by non-affiliates in any twelve-month period, so long as the aggregate market value of our common stock held by non-affiliates remains below $75,000,000. The aggregate market value of our outstanding common stock held by non-affiliates pursuant to General Instruction I.B.6 of Form S-3 was approximately $28,301,867.50, which was calculated based on 11,955,274 shares of common stock outstanding, as of November 28, 2017, of which 10,679,950 shares were held by non-affiliates, and a price per share of $2.65, which was the closing sale price of our common stock on The Nasdaq Capital Market on November 16, 2017. In addition to the shares of common stock and the Series A Warrants offered pursuant to this prospectus supplement, pursuant to General Instruction I.B.6. of Form S-3, during the prior 12 calendar month period that ends on and includes the date hereof, we have offered 2,300,000 shares of common stock and 575,000 warrants.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-5 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We have retained Garden State Securities, Inc. to act as our exclusive placement agent in connection with this offering. The placement agent is not required to sell any specific number or dollar amount of securities, but has agreed to use its reasonable best efforts to place the securities offered by this prospectus supplement. We have agreed to pay the placement agent the fee set forth in the table below.

	Per Share	Total
Public offering price	$1.03	$1,925,001.00
Placement agent fees(1)	$0.0515	$96,250.00
Proceeds to us, before expenses	$0.9785	$1,828,751.00

(1)	In addition, we have agreed to pay the placement agent’s actual out-of-pocket expenses up to $40,000 in the aggregate. See “Private Placement Transaction” and “Plan of Distribution”.

GARDEN STATE SECURITIES

The date of this prospectus supplement is November 30, 2017

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus concerning Meridian Waste Solutions, Inc. The second part is the accompanying prospectus, dated November 30, 2017, including the documents incorporated by reference therein, which provides more general information, some of which may not apply to this offering. Generally, when we refer to this prospectus, we are referring to both parts of this document combined together with all documents incorporated by reference. If the description of the offering varies between this prospectus supplement, on the one hand, and the accompanying prospectus, or in any document incorporated by reference that was filed with the Securities and Exchange Commission, or SEC, before the date of this prospectus supplement, on the other hand, you should rely on the information contained in this prospectus supplement. However, if any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference into this prospectus supplement or the accompanying prospectus — the statement in the document having the later date modifies or supersedes the earlier statement. You should rely only on the information contained in or incorporated by reference into this prospectus supplement or contained in or incorporated by reference into the accompanying prospectus to which we have referred you. We have not authorized anyone to provide you with information that is different. If anyone provides you with different or inconsistent information, you should not rely on it. We may authorize one or more “free writing prospectuses” (i.e. written communications concerning the offering that are not part of this prospectus supplement) that may contain certain material information relating to this offering. The information contained in, or incorporated by reference into, this prospectus supplement and contained in, or incorporated by reference into, the accompanying prospectus is accurate only as of the respective dates thereof, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any sale of securities. It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you under the captions “Where You Can Find More Information” and “Incorporation of Documents by Reference” in this prospectus supplement and in the accompanying prospectus.

We are offering to sell, and are seeking offers to buy, securities only in jurisdictions where such offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of securities in certain jurisdictions or to certain persons within such jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about and observe any restrictions relating to the offering of securities and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

S-ii

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and any accompanying prospectus, including the documents that we incorporate by reference, contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Such forward-looking statements include those that express plans, anticipation, intent, contingency, goals, targets or future development and/or otherwise are not statements of historical fact. These forward-looking statements are based on our current expectations and projections about future events and they are subject to risks and uncertainties known and unknown that could cause actual results and developments to differ materially from those expressed or implied in such statements.

In some cases, you can identify forward-looking statements by terminology, such as “expects,” “anticipates,” “intends,” “estimates,” “plans,” “believes,” “seeks,” “may,” “should,” “could” or the negative of such terms or other similar expressions. Accordingly, these statements involve estimates, assumptions and uncertainties that could cause actual results to differ materially from those expressed in such statements. Any forward-looking statements are only estimates or predictions of future events based on information currently available to our management and management’s current beliefs about the potential outcome of future events.

You should read this prospectus supplement, the accompanying prospectus and the documents that we reference herein and therein and have filed as exhibits to the registration statement, of which this prospectus supplement forms a part, completely and with the understanding that our actual future results may be materially different from what we expect. You should assume that the information appearing in this prospectus supplement and any accompanying prospectus is accurate as of the date on the front cover of this prospectus supplement. Because the risk factors referred to above, as well as the risk factors referred to on page S-5 of this prospectus supplement and incorporated herein by reference, could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made, and except as may be required under applicable securities laws, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We qualify all of the information presented in this prospectus supplement and the accompanying prospectus, and particularly our forward-looking statements, by these cautionary statements.

S-iii

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained elsewhere or incorporated by reference into this prospectus supplement and the accompanying prospectus. This summary does not contain all of the information that you should consider before deciding to invest in our securities. You should read this entire prospectus supplement and the accompanying prospectus carefully, including the “Risk Factors” section contained in this prospectus supplement and our consolidated financial statements and the related notes and the other documents incorporated by reference into this prospectus supplement and the accompanying prospectus. Unless we have indicated otherwise or the context otherwise requires, references in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference herein and therein to the “Company,” “Meridian,” “we,” “us” and “our” refer to Meridian Waste Solutions, Inc. and its subsidiaries.

Overview

Meridian Waste Solutions, Inc., through its operating subsidiaries, is an integrated provider of non-hazardous solid waste collection, transfer and disposal services. We currently have all of our operations in Missouri and Virginia but are actively looking to expand our presence across the Midwest, South and East regions of the United States.

Meridian, through its subsidiaries, provides solid waste collection services to approximately 65,000 industrial, commercial and residential customers in the Metropolitan St. Louis, Missouri area, and, recently, approximately 33,000 in Virginia. Our transfer stations allow us to consolidate waste for subsequent transfer in larger loads, thereby making disposal in our otherwise remote landfills economically feasible. We now have three active and strategically located landfills, with substantial remaining airspace at the core of our integrated operations which we believe provides us a significant competitive advantage, in that we do not need to use our competitors’ landfills.

Recent Developments

Termination of Investment Agreement

On November 7, 2017, the Company entered into an Investment Agreement (the “Investment Agreement”) with YA II PN, LTD (“YA”). As consideration for YA entering into the Investment Agreement, the Company paid to YA a commitment fee in the amount of $250,000, in the form of 242,718 shares of the Company’s common stock (the “Fee Shares”).

The Company and YA mutually agreed to terminate the Investment Agreement and the private placement contemplated thereby pursuant to the Termination Agreement between the Company and YA dated November 20, 2017 (the “Termination Agreement”). Pursuant to the Termination Agreement, the Company paid YA a termination fee comprised of $100,000 cash and 82,282 restricted shares of the Company’s common stock (the “Termination Shares”). The Fee Shares and the Termination Shares will be registered in a re-sale registration statement on Form S-3 filed with the United States Securities and Exchange Commission (the “Commission”) on November 22, 2017.

Closing of Securities Purchase Agreements

Pursuant to a private placement offering to accredited investors (the “Offering”) of up to $3,000,000 of units (the “Units”), with each Unit comprised of (i) one (1) share of Series E Preferred Stock, par value $0.001 per share (the “Series E Preferred Stock”) and (ii) fifteen (15) warrants (the “Warrants”) to purchase shares of the Company’s common stock, par value $0.025 per share (“Common Stock”), the Company entered into definitive securities purchase agreements (the “Securities Purchase Agreements”) in October 2017 and November 2017 with accredited investors (the “Investors”), the Investors purchased 300,000 shares of Series E Preferred Stock and 450,000 Warrants., The Offering has been fully subscribed and is now closed.

The Warrants are five year warrants to purchase shares of Common Stock at an exercise price of $1.20 per share, exercisable beginning six months after the date of issuance thereof. The Warrants provide for cashless exercise to the extent that there is no registration statement available for the underlying shares of Common Stock.

The Company utilized the services of Garden State Securities, Inc., a FINRA-registered placement agent, for the Offering, acting as exclusive placement agent, and Carter, Terry & Co., a FINRA-registered placement agent, for the Offering, acting as selected dealer. In the aggregate, pursuant to the Offering, the Company paid such exclusive placement agent an aggregate cash fee of $176,700, and will issue to such placement agent or its designees 184,800 Warrants and the Company paid such selected dealer an aggregate cash fee of $48,300, and will issue to such selected dealer or its designees 55,200 Warrants. The aggregate net proceeds to the Company from the Offering, after deducting the foregoing fees and other Offering expenses, are expected to be approximately $2,690,000.

Proceeds from the Offering have been used for equipment, the acquisition of a manufacturing facility for Meridian Innovations, LLC, a wholly owned subsidiary of the Company, and/or other general working capital and/or capital expenditures.

S-1

The representations and warranties contained in the Securities Purchase Agreements were made by the parties to, and solely for the benefit of, the other in the context of all of the terms and conditions of that agreement and in the context of the specific relationship between the parties. The provisions of the Securities Purchase Agreements, including the representations and warranties contained therein, are not for the benefit of any party other than the parties to such agreements, and are not intended as documents for investors and the public to obtain factual information about the current state of affairs of the parties to those documents and their agreements.

In connection with the Offering, the Company and each of the Investors entered into a Registration Rights Agreement (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, the Company shall prepare and, as soon as practicable, but in no event later than 10 days from the date of the effectiveness of the resale registration statement filed in connection with the offering of units that included shares of the Company’s common stock underlying the Series D Preferred Stock, file with the Securities and Exchange Commission (the “SEC”) an initial Registration Statement on Form S-3 covering the resale of all shares of Common Stock comprising the Units, including shares of Common Stock underlying the Warrants, or the largest amount thereof permissible. The Company shall use its best efforts to have such initial Registration Statement, and each other Registration Statement required to be filed pursuant to the terms of the Registration Rights Agreement, declared effective by the SEC as soon as practicable.

On October 21, 2017, the Company amended its Certificate of Incorporation by filing the Certificate of Amendment of the Certificate of Incorporation of the Company with the Secretary of State of the State of New York (the “Amendment to Certificate”), which established 300,000 shares of the Series E Preferred Stock, having such designations, rights and preferences as set forth in the Series E Designations, as determined by the Company’s Board of Directors in its sole discretion, in accordance with the Company’s Certificate of Incorporation and bylaws.

The shares of Series E Preferred Stock have a stated value of $10.00 per share and, subject to the approval of a majority of the Company’s shareholders (“Shareholder Approval”), are convertible into Common Stock at a price of $1.00 per share, and earn dividends at the rate of 20% per annum, with such dividends for the first year earned in advance, to be issued in the form of common stock following Shareholder Approval. The Company and certain key stockholders of the Company entered into a voting agreement with the Investor related to the obtaining of Shareholder Approval (the “Voting Agreement”).

Closing of Membership Interest Purchase Agreement

On November 17, 2017, (the “Closing Date”), Mobile Science Technologies, Inc., a wholly owned subsidiary of the Company entered into that certain Membership Interest Purchase Agreement (the “Purchase Agreement”) by and among four individuals, as sellers (together, the “Sellers”), the Company, and Mobile Science Technologies, Inc., as buyer (“Buyer”), pursuant to which Buyer acquired from Sellers all of Sellers’ right, title and interest in and to 100% of the membership interests (the “Membership Interests”) of WelNess Benefits, LLC, an Oklahoma limited liability company, and Integrity Lab Solutions, LLC, an Oklahoma limited liability company, that together own and operate laboratory marketing, management, and testing businesses.

As consideration for the Membership Interests, the Buyer paid $60,165.41 (the “Cash Payment”) to the Sellers, and, pursuant to an election made by the Sellers in connection with the closing of the Purchase Agreement, the Company issued 1,000,000 shares of its restricted common shares.

The Purchase Agreement provides for an earn-out opportunity, payable in cash to the Sellers on the sixtieth (60th) day after the first anniversary of the Closing Date, and again on the sixtieth (60th) day after second anniversary of Closing Date, each equal to twenty five percent (25%) of the combined earnings before interest, taxes and depreciation, excluding Accounts Receivables and capital expenditures, of the Operating Companies (as defined in the Purchase Agreement) (the “CA EBITDA”) for the immediately preceding 12-month period ending on October 31 of such year. On the sixtieth (60th) day after the third full anniversary of the Closing, the Buyer shall pay a cash bonus (the “Third Year Cash Bonus”) to Sellers equal twenty five percent (25%) of the combined earnings before interest, taxes and depreciation, excluding Accounts Receivables which are more than 120 days old and capital expenditures, of the Operating Companies (the “Last Year CA EBITDA”) for immediately preceding 12-month period ending on October 31 of such year.

As an additional earn-out opportunity, the Company shall issue to Sellers shares of the Company’s restricted common stock (the “Tranche III Shares”) as follows:  (i) on the ninetieth (90th) day after first anniversary of the Closing (“First Anniversary Earnout Payment Date”), Tranche III Shares in the amount equal to 500% of the CA EBITDA for the immediately preceding 12-month period ending on October 31 of such year, less the amount of the cash bonus paid on the First Bonus Payment Date, if any; and (ii) on the ninetieth (90th) day after the second, third, fourth, and fifth anniversaries of the Closing (each an “Anniversary Earnout Payment Date”), Tranche III Shares in the amount equal to the product of the Applicable Year Multiplier (as hereinafter defined) multiplied by the difference between the CA EBITDA for the immediately preceding 12-month period ending on October 31 of such year, less the amount of the applicable cash bonus, if any, paid on the immediately preceding Bonus Payment Date, (the “Adjusted CA EBITDA”) and less (x) the previous year’s Adjusted CA EBITDA on the second and third Anniversary Earnout Payment Date, or (y) the previous year’s CA EBITDA on the fourth and fifth Anniversary Earnout Payment Date.  The “Applicable Year Multiplier” to be used in calculating the Tranche III Share Values shall be 4 for the second Anniversary Earnout Payment Date, 3 for the third Anniversary Earnout Payment Date, 2 for the fourth Anniversary Earnout Payment Date, and 1 for the fifth Anniversary Earnout Payment Date.   The number of Tranche III Shares to be issued on any Anniversary Earnout Payment Date shall be calculated by dividing the Tranche III Share Value for the applicable Anniversary Earnout Payment Date by (a) the VWAP of the Company’s restricted common stock as of the last Trading Day prior to the applicable Anniversary Earnout Payment Date, or (b) $1.09, whichever is greater.

S-2

As additional consideration, the Company issued to Sellers, on the Closing Date, an aggregate of 1,000,000 five year warrants to purchase shares of Common Stock at an exercise price of $1.00 per share, exercisable beginning six months after the date of issuance thereof (the “Seller Warrants”). The Seller Warrants provide for cashless exercise to the extent that there is no registration statement available for the underlying shares of Common Stock.

The Purchase Agreement contains customary representations, warranties and covenants and closed upon satisfaction of customary closing conditions.

American Science and Technology Corporation License Agreement and Lease

Effective November 9, 2017, Meridian Innovations, LLC (“Innovations”), a wholly owned subsidiary of the Company, as licensee, entered into that certain Exclusive Commercial Patent License Agreement (the “License Agreement”) with American Science and Technology Corporation (“AST”), as licensor, and Ali Manesh, a principal shareholder of AST. Pursuant to the License Agreement, effective January 1, 2018, AST will grant to Innovations an exclusive commercial license in, to and under certain licensed patents to make, have made, use, offer to sell, market, advertise, sell, dispose of, and import certain licensed products, for a term of 24 months, unless terminated earlier. Pursuant to the License Agreement, on January 1, 2018, Innovations will pay to AST $200,000 and the Company will issue to AST 200,000 shares of the Company’s restricted common stock, and, beginning effective January 1, 2019, Innovations will pay to AST a monthly license fee of $50,000.

Effective November 9, 2017, in connection with the License Agreement, Innovations, as tenant, entered into that certain Commercial Lease (the “Lease”) with AST, as landlord, and the Company, as guarantor. Pursuant to the Lease, effective January 1, 2018, AST will lease to Innovations the premises located at 6445 Packer Drive, Wausau, Wisconsin 54401 and all improvements located thereon and all equipment and fixtures located therein, for a term of 24 months, unless terminated earlier. Pursuant to the Lease, on January 1, 2018, Innovations will pay to AST $300,000 and the Company will issue to AST 300,000 shares of the Company’s restricted common stock, and, beginning effective January 1, 2019, Innovations will pay to AST a monthly rent of $75,000. Pursuant to the Lease, Innovations and AST entered into an Option Agreement (the “Option”), granting Innovations the option to purchase the assets of AST for $2,500,000, in addition to certain royalty and other future payments.

Closing of Membership Interest Purchase Agreement

On October 16, 2017, Mobile Science Technologies, Inc., a wholly owned subsidiary of the Company entered into a Membership Interest Purchase Agreement (the “Purchase Agreement”) by and among, an individual residing in the State of South Carolina, and Corral Court Capital LLC, a Georgia limited liability company, as sellers (together, the “Seller”), the Company, as parent, and Mobile Science Technologies, Inc., as buyer (“Buyer”), pursuant to which Buyer acquired from Seller all of Seller’s right, title and interest in and to 100% of the membership interests (the “Membership Interests”) of DxT Medical, LLC, a South Carolina limited liability company that owns and operates a national healthcare distribution business. As consideration for the Membership Interests, the Company issued to the Seller an aggregate of 350,000 restricted shares of the Company’s common stock, par value $0.025 per share, allocated in accordance with the terms of the Purchase Agreement.

Closing of Securities Purchase Agreements

On September 14, 2017, the Company completed an additional, final closing (the “Final Closing”) of a private placement offering to accredited investors (the “Offering”) of up to $1,410,000 of units (the “Units”), with each Unit comprised of (i) one (1) share of Series D Preferred Stock, par value $0.001 per share (the “Series D Preferred Stock”), (ii) fifteen (15) warrants (the “Warrants”) to purchase shares of the Company’s common stock, par value $0.025 per share (“Common Stock”), and (iii) three (3) shares of Common Stock, at a per unit purchase price of $10.00, as previously disclosed. In connection with the Final Closing, the Company entered into a Securities Purchase Agreement with one (1) accredited investor (the “Final Closing Investor”), and 3,250 shares of Series D Preferred Stock, 48,750 Warrants and 9,750 shares of Common Stock were issued, for aggregate gross proceeds to the Company of $32,500. In connection with the Final Closing, an aggregate of 2,000 shares of Common Stock are issuable to the Final Closing Investor as dividends for Series D Preferred Stock. Upon completion of the Final Closing, the Offering is fully subscribed and closed, with the Company issuing an aggregate of 141,000 shares of Series D Preferred Stock, 2,115,000 Warrants and 423,000 shares of Common Stock, with an aggregate of 86,579 shares of Common Stock issuable to investors in the Offering as dividends for Series D Preferred Stock.

The Warrants are five year warrants to purchase shares of Common Stock at an exercise price of $1.44 per share, exercisable beginning six months after the date of issuance thereof. The Warrants provide for cashless exercise to the extent that there is no registration statement available for the underlying shares of Common Stock.

The Company utilized the services of Garden State Securities, Inc., a FINRA-registered placement agent, for the Offering. In connection with the Final Closing, the Company paid such placement agent an aggregate cash fee of $2,600 and will issue to such placement agent or its designees 2,600 Warrants, and pursuant to the Offering, in the aggregate, the Company paid such placement agent an aggregate cash fee of $112,800 and will issue to such placement agent or its designees 112,800 Warrants. The net proceeds to the Company from the Final Closing, after deducting the foregoing fees and other Offering expenses, are expected to be approximately $29,900, and the aggregate net proceeds to the Company from the Offering, after deducting the foregoing fees and other Offering expenses, are expected to be approximately $1,222,200.

S-3

Series D Preferred Designation

As previously reported, on September 7, 2017, the Company amended its Certificate of Incorporation by filing the Certificate of Amendment of the Certificate of Incorporation of the Company with the Secretary of State of the State of New York (the “Amendment to Certificate”), which established 141,000 shares of the Series D Preferred Stock, having such designations, rights and preferences as set forth in the Series D Designations, as determined by the Company’s Board of Directors in its sole discretion, in accordance with the Company’s Certificate of Incorporation and bylaws.

The shares of Series D Preferred Stock have a stated value of $10.00 per share and are convertible into Common Stock at a price of $1.00 per share, subject to adjustment (the “Conversion Price”).

The shares of Series D Preferred Stock rank senior to the Common Stock and have the right to vote together with the holders of Common Stock as one class, with each share of Series D Preferred Stock voting on an “as converted” basis, with each share of Series D having 6.94 votes.

The Series D Preferred Stock shall also have the following class voting rights: so long as more than ten percent (10%) of the Series D Preferred Stock remain outstanding, the Company shall not, and shall not permit any subsidiary to, without the affirmative vote or consent of the holders of at least 75% of the shares of the Series D Preferred Stock outstanding at the time, given in person or by proxy, either in writing or at a meeting, in which the holders of the Series D Preferred Stock vote separately as a class: (i) amend, alter or repeal the provisions of the Series D Preferred Stock, whether by merger, consolidation or otherwise, so as to adversely affect any right, preference, privilege or voting power of the Series D Preferred Stock, including but not limited to the authorization or issuance of additional shares of Series D Preferred Stock; (ii) repurchase, redeem or pay dividends on (whether in cash, in kind, or otherwise), shares of the Company's Junior Stock; (iii) amend the Articles of Incorporation or By-Laws of the Company so as to materially and adversely and disproportionately affect any right, preference, privilege or voting power of the Series D Preferred Stock; (iv) effect any distribution with respect to Junior Stock; (v) reclassify the Company's outstanding securities; (vi) issue any Common Stock or any Common Stock equivalents below the Conversion Price, as in effect from time to time, excluding equity-based awards issued at the market price for the Company’s Common Stock on the date of grant pursuant to the Company’s current stock option plan and the issuance of stock upon exercise or conversion of currently outstanding securities; or (vii) amend any outstanding securities or instruments convertible or exchangeable into shares of Common Stock such that the conversion or exchange price or ratio would result in shares of Common Stock having an effective price per share below the Conversion Price.

Acquisition of Mobile Science Technologies, Inc. via Share Exchange

On April 21, 2017, we entered into a share exchange agreement (the “Share Exchange Agreement”) with Mobile Science Technologies, Inc., a Georgia corporation (“MSTI”) and its shareholders. Pursuant to the Share Exchange Agreement, the Company purchased 28,333,333 shares of MSTI in exchange for 1,083,017 shares of the Company’s common stock (the “Purchase Shares”), valued at $2.90 per share, to be paid to MSTI selling shareholders (the “MSTI Selling Shareholders”). In accordance with the payment schedule contained in the Share Exchange Agreement, 403,864 of the Purchase Shares were issued as of the closing date, with the remaining 679,153 Purchase Shares to be issued upon certain milestones; however, if the milestones are not attained, such Purchase Shares will be issued on April 21, 2018. The Selling Shareholders included Walter H. Hall, Jr., the Company’s President, Chief Operating Officer and a director, and four limited liability companies managed by Jeffrey Cosman, the Company’s Chief Executive Officer and Chairman. Upon closing of the Share Exchange Agreement, the Company assumed all financial and contractual obligations of MSTI incurred both prior to and after the closing. Prior to its entering into the Share Exchange Agreement, the Company owned 5,000,000 shares of MSTI, or 15% of the issued and outstanding stock of MSTI; as a result of the closing of the Share Exchange Agreement the Company became the owner of 100% of the shares of MSTI. Prior to the approval of the Share Exchange Agreement by the Company’s Board of Directors and the Company’s entry into the Share Exchange Agreement, the Company obtained a fairness opinion from a third party investment bank opining that the consideration to be paid by the Company in the Share Exchange Agreement is fair from a financial point of view.

Chris Diaz — Employment Agreement

Effective as of April 18, 2017, the Board appointed Mr. Chris Diaz as Chief Financial Officer of the Company (the “Diaz Appointment”), in connection with the resignation of Joseph D’Arelli from such position as of such effective date. In connection with such appointment, the Company entered into an Employment Agreement, dated April 18, 2017, with Mr. Diaz (the “Diaz Employment Agreement”). The Diaz Employment Agreement may be terminated by either party at any time without prior notice. Mr. Diaz will receive a base salary of $265,000 and is also eligible for an annual cash incentive bonus in the amount of up to $65,000, as well as a monthly automobile allowance of $1,000 and reimbursement of relocation expenses in an amount not to exceed $20,000.

Mr. Diaz, age 51, brings 27 years of experience, including more than nine years’ experience in the waste industry. Previously, Mr. Diaz was the Corporate Controller for Advanced Disposal Services, Inc., a publicly-traded environmental services company, from 2008 to 2017. He has also held financial reporting and auditing positions, with Skinner Nurseries, Inc., where he served as Controller from 2000 to 2008, and CSX Transportation, where he was a Manager, Financial Reporting from 1998 to 2002 and Senior Internal Auditor from 1996 to 1998. Mr. Diaz began his career as an auditor with the national accounting firm McGladrey& Pullen, LLP, where he worked from 1990 to 1996. Mr. Diaz holds an MBA and bachelor’s degree from the University of North Florida. He is a certified public accountant.

S-4

Corporate Information

The Company was incorporated in the State of New York on November 12, 1993, under the name CIP, Inc. On February 1, 1995, the Company filed a Certificate of Amendment to its Certificate of Incorporation changing its name to Desserts and Cafes, Inc. On August 17, 1996, the Company filed a Certificate of Amendment to its Certificate of Incorporation changing its name to William Greenberg Jr. Desserts and Cafes, Inc. On July 28, 1997, the Company filed a Certificate of Amendment to its Certificate of Incorporation changing its name to Creative Bakeries, Inc. On February 18, 2005, the Company filed a Certificate of Amendment to its Certificate of Incorporation changing its name to Brooklyn Cheesecake & Desserts Company, Inc. On March 27, 2015, the Company filed a Certificate of Amendment to its Certificate of Incorporation changing its name to Meridian Waste Solutions, Inc. Our principal executive office is located at One Glenlake Parkway NE, Suite 900, Atlanta, GA 30328, and our telephone number is (770) 691-6350. Our Internet address is www.mwsinc.com. Our web site and the information contained in, or accessible through, our website will not be deemed to be incorporated by reference into this prospectus and does not constitute part of this prospectus.

THE OFFERING

Common stock offered by us	1,868,933 shares of common stock.

Warrants offered by us	Series A Warrants to purchase up to 736,948 shares of common stock, at an exercise price of $1.31 per share. The Series A Warrants are exercisable upon issuance and expire five years from the date they first became exercisable. This prospectus also includes the offering of the shares of common stock issuable upon exercise of the Series A Warrants.

Common stock to be outstanding immediately after this offering	13,824,207 shares.

Use of proceeds	We intend to use the net proceeds of this offering for capital expenditures, repayment of indebtedness, and working capital. See “Use of Proceeds” on page S-18.

Risk factors	Investing in our securities is highly speculative and involves a high degree of risk. You should carefully consider the information set forth in the “Risk Factors” section beginning on page S-5 of this prospectus supplement and other information included or incorporated by reference into this prospectus supplement before deciding to invest in our securities.

Nasdaq Capital Market Trading Symbol for our Common Stock	MRDN.

Concurrent private placement	In a concurrent private placement, we are selling to the purchasers of shares of our common stock and Series A Warrants in this offering Series B Warrants to purchase an aggregate of 664,753 shares of our common stock. The Series B Warrants are exercisable on the six month anniversary of the closing date of the offering at an exercise price of $1.31 per share and will expire on the fifth anniversary of the date they first become exercisable. The Series B Warrants and the shares of our common stock issuable upon the exercise of the Series B Warrants, are not being offered pursuant to this prospectus supplement and the accompanying prospectus and are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder. See “Private Placement Transaction.”

Unless we indicate otherwise, all information in this prospectus is based on 11,955,274 shares of common stock outstanding as of November 29, 2017:

●	excludes 11,830,671 warrants to purchase shares of our common stock; and

●	excludes 11,472 shares of our common stock issuable upon exercise of outstanding stock options under our equity incentive plan at a weighted average exercise price of $19.35 per share, with 9,116 shares remaining available for future grant under such plan; and

●	excludes the shares issuable upon the exercise of Series A Warrants sold in this offering.

S-5

RISK FACTORS

You should carefully consider the risks described below before making an investment decision. The risks described below are not the only ones we face. Additional risks we are not presently aware of or that we currently believe are immaterial may also impair our business operations. Our business could be harmed by any of these risks. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment. In assessing these risks, you should also refer to the risk factors and other information contained or incorporated by reference into this prospectus supplement and the accompanying prospectus, specifically including the risk factors contained in our Quarterly Reports on Form 10-Q for the periods ended September 30, 2017, June 30, 2017 and March 31, 2017, filed with the SEC on November 14, 2017, August 21, 2017 and May 22, 2017, respectively, and our Annual Report on Form 10-K for the year ended December 31, 2016 filed with the SEC on April 17, 2017 and the financial statements and related notes filed therewith.

RISKS Relating to this Offering

Our management team will have immediate and broad discretion over the use of the net proceeds from this offering and we may use the net proceeds in ways with which you disagree.

The net proceeds from this offering will be immediately available to our management to use at their discretion. We currently intend to use the net proceeds as discussed under “Use of Proceeds” in this prospectus supplement. We have not allocated specific amounts of the net proceeds from this offering for any other purposes. Accordingly, our management will have significant discretion and flexibility in applying the net proceeds of this offering. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return for us or our stockholders. The failure of our management to use such funds effectively could have a material adverse effect on our business, prospects, financial condition, and results of operation.

You will experience immediate and substantial dilution in the net tangible book value per share of the common stock you purchase.

Since the public offering price per share being offered is higher than the net tangible book value per share of our common stock, you will suffer substantial dilution in the net tangible book value of the common stock you purchase in this offering. Based on the public offering price of $1.03 per share, and after deducting the placement agent commission and estimated offering expenses payable by us, if you purchase shares of common stock in this offering, you will suffer immediate and substantial dilution of $4.87  per share] in the net tangible book value of the common stock. See the section entitled “Dilution” in this prospectus supplement for a more detailed discussion of the dilution you will incur if you purchase common stock in this offering.

Future sales of substantial amounts of our common stock could adversely affect the market price of our common stock.

Future sales of substantial amounts of our common stock, or securities convertible or exchangeable into shares of our common stock, into the public market, including shares of our common stock issued upon exercise of options or warrants, or perceptions that those sales could occur, could adversely affect the prevailing market price of our common stock and our ability to raise capital in the future.

THERE IS NO PUBLIC MARKET FOR THE WARRANTS TO PURCHASE SHARES OF OUR COMMON STOCK BEING OFFERED IN THIS OFFERING.

There is no established public trading market for the Series A Warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the Series A Warrants on any national securities exchange or other nationally recognized trading system, including the Nasdaq Capital Market. Without an active market, the liquidity of the Series A Warrants will be limited.

DUE TO THE SPECULATIVE NATURE OF THE WARRANTS, THERE IS NO GUARANTEE THAT IT WILL EVER BE PROFITABLE FOR INVESTORS IN THE OFFERING TO EXERCISE THEIR WARRANTS.

The Series A Warrants offered hereby do not confer any rights of share ownership on their holders, such as voting rights or the right to receive dividends, but rather merely represent the right to acquire our common stock at a fixed price for a limited period of time. Investors in this offering may exercise their right to acquire the shares of common stock underlying their Series A Warrants at any time after the date of issuance by paying an exercise price of $1.31 per share prior to their expiration on the date that is five years from the date of issuance, after which date any unexercised warrants will expire and have no further value. There can be no assurance that the market price of our common stock will ever equal or exceed the exercise price of the Series A Warrants, and, consequently, whether it will ever be profitable for investors to exercise their Series A Warrants.

S-6

RISKS RELATED TO OUR COMPANY AND OUR INDUSTRY

WE ARE SUBJECT TO ENVIRONMENTAL AND SAFETY LAWS, WHICH RESTRICT OUR OPERATIONS AND INCREASE OUR COSTS.

We are subject to extensive federal, state and local laws and regulations relating to environmental protection and occupational safety and health. These include, among other things, laws and regulations governing the use, treatment, storage and disposal of wastes and materials, air quality, water quality and the remediation of contamination associated with the release of hazardous substances. Our compliance with existing regulatory requirements is costly, and continued changes in these regulations could increase our compliance costs. Government laws and regulations often require us to enhance or replace our equipment. We are required to obtain and maintain permits that are subject to strict regulatory requirements and are difficult and costly to obtain and maintain. We may be unable to implement price increases sufficient to offset the cost of complying with these laws and regulations. In addition, regulatory changes could accelerate or increase expenditures for closure and post-closure monitoring at solid waste facilities and obligate us to spend sums over the amounts that we have accrued. In order to develop, expand or operate a landfill or other waste management facility, we must have various facility permits and other governmental approvals, including those relating to zoning, environmental protection and land use. The permits and approvals are often difficult, time consuming and costly to obtain and could contain conditions that limit our operations.

WE MAY BECOME SUBJECT TO ENVIRONMENTAL CLEAN-UP COSTS OR LITIGATION THAT COULD CURTAIL OUR BUSINESS OPERATIONS AND MATERIALLY DECREASE OUR EARNINGS.

CERCLA, and analogous state laws provide for the remediation of contaminated facilities and impose strict joint and several liability for remediation costs on current and former owners or operators of a facility at which there has been a release or a threatened release of a hazardous substance. This liability is also imposed on persons who arrange for the disposal of and who transport such substances to the facility. Hundreds of substances are defined as hazardous under CERCLA and their presence, even in small amounts, can result in substantial liability. The expense of conducting a cleanup can be significant. Notwithstanding our efforts to comply with applicable regulations and to avoid transporting and receiving hazardous substances, we may have liability because these substances may be present in waste collected by us. The actual costs for these liabilities could be significantly greater than the amounts that we might be required to accrue on our financial statements from time to time.

In addition to the costs of complying with environmental regulations, we may incur costs to defend against litigation brought by government agencies and private parties. As a result, we may be required to pay fines or our permits and licenses may be modified or revoked. We may in the future be a defendant in lawsuits brought by governmental agencies and private parties who assert claims alleging environmental damage, personal injury, property damage and/or violations of permits and licenses by us. A significant judgment against us, the loss of a significant permit or license or the imposition of a significant fine could curtail our business operations and may decrease our earnings.

OUR BUSINESS IS CAPITAL INTENSIVE, REQUIRING ONGOING CASH OUTLAYS THAT MAY STRAIN OR CONSUME OUR AVAILABLE CAPITAL AND FORCE US TO SELL ASSETS, INCUR DEBT, OR SELL EQUITY ON UNFAVORABLE TERMS.

Our ability to remain competitive, grow and maintain operations largely depends on our cash flow from operations and access to capital. Maintaining our existing operations and expanding them through internal growth or acquisitions requires large capital expenditures. As we undertake more acquisitions and further expand our operations, the amount we expend on capital will increase. These increases in expenditures may result in lower levels of working capital or require us to finance working capital deficits. We intend to continue to fund our cash needs through cash flow from operations and borrowings under our credit facility, if necessary. However, we may require additional equity or debt financing to fund our growth.

We do not have complete control over our future performance because it is subject to general economic, political, financial, competitive, legislative, regulatory and other factors. It is possible that our business may not generate sufficient cash flow from operations, and we may not otherwise have the capital resources, to allow us to make necessary capital expenditures. If this occurs, we may have to sell assets, restructure our debt or obtain additional equity capital, which could be dilutive to our stockholders. We may not be able to take any of the foregoing actions, and we may not be able to do so on terms favorable to us or our stockholders.

S-7

THE COMPANY’S FAILURE TO COMPLY WITH THE RESTRICTIVE COVENANTS AND OTHER OBLIGATIONS UNDER THE CREDIT AGREEMENT MAY RESULT IN THE FORECLOSURE OF THE COMPANY’S OR ITS SUBSIDIARIES’ PLEDGED ASSETS AND OTHER ADVERSE CONSEQUENCES.

Pursuant to the current Credit Agreement, the Lenders have agreed to extend certain credit facilities to the Company, in an aggregate amount not to exceed $89,100,000, consisting of $65,500,000 aggregate principal amount of Tranche A Term Loans (the “Tranche A Term Loans”), $8,600,000 aggregate principal amount of Tranche B Term Loans (the “Tranche B Term Loans”), $10,000,000 aggregate principal amount of MultiDraw Term Loans (the “MDTL Term Loans”), and up to $5,000,000 aggregate principal amount of Revolving Loans (the “Revolving Loans” and, together with the Tranche A Term Loans, Tranche B Term Loans and the MDTL Term Loans, the “Loans”). As of December 31, 2016, we had an outstanding principal balance of $43,195,000 under the Loans as in effect at such time, which is secured by a first position security interest in substantially all of the Company’s assets in favor of Goldman Sachs Specialty Group, LP (“GS”), as collateral agent, for the benefit of the lenders and other secured parties. The Credit Agreement requires us to comply with a number of covenants, including restrictive covenants that limit our ability to, among other things: incur additional indebtedness; create or permit liens on assets; make investments; and pay dividends. A breach of any of these covenants or our inability to comply with the required financial ratios set forth in the Credit Agreement and related documents or the occurrence of certain other specified events could result in an event of default under the Credit Agreement (an “Event of Default”). Events of Default under the Credit Agreement also include, without limitation, the Company’s failure to make payments when due, defaults under other agreements, bankruptcy, changes of control and termination of a material contract. Due to our recent failures to comply with the leverage ratio and certain other covenants required under the Prior Credit Agreement, we entered into several amendments thereto. Any future Event(s) of Default under the Credit Agreement, could result in the acceleration of all or a substantial portion of our debt, potential foreclosure on our assets and other adverse consequences.

IF THE COMPANY IS NOT ABLE TO MAINTAIN CERTAIN LEVERAGE RATIOS SET FORTH IN THE CREDIT AGREEMENT, WE ME BE UNABLE TO DRAW DOWN ADDITIONAL FUNDS PURSUANT TO THE CREDIT AGREEMENT, AND AS A RESULT, WE MAY NEED TO SEEK OTHER SOURCES OF CAPITAL, WHICH COULD BE ON LESS FAVORABLE TERMS.

As a result of the Company’s failure historically to comply with the leverage ratio under the Prior Credit Agreement, the Company was able to draw down additional funds under the Prior Credit Agreement solely as the result of the execution of the Fourth Amendment. Although the Credit Agreement currently provides for increased leverage ratios, in the future, the Company may not be able to draw down additional funds pursuant to the Credit Agreement until such time as either such leverage ratio complies with the requirements of the Credit Agreement and the Company can show that it reasonably expects to be in pro forma compliance with such ratios or the requisite lenders under the Credit Agreement waive such requirement or otherwise consent to advance additional funds (the Lenders under our Credit Agreement having no requirement to grant such a consent or waiver and there can be no assurance that any such consent or waiver would be forthcoming). Due to certain unanticipated delays in integration of landfill operations, including due to flooding in the St. Louis area in December 2015, the Company had historically not been able to maintain the leverage ratios set forth in the Prior Credit Agreement. The Company’s ability to maintain leverage ratios under the Credit Agreement may be beyond the Company’s control. If the Company is unable to draw down additional funds pursuant to the Credit Agreement, it may be required to seek other sources of capital, and such capital may only be available on terms that are substantially less favorable than the terms of the Credit Agreement.

WE DEPEND ON A LIMITED NUMBER OF CUSTOMERS FOR OUR REVENUE.

For the year ended December 31, 2016, the Company had one contract that accounted for approximately 11% of the Company's revenue. This one contract currently runs through March 2019. During the year ended December 31, 2015, the Company had two contracts that accounted for approximately 44% of the Company’s revenues, with one of such contracts accounting for approximately 26% and the other such contract accounting for approximately 18% of the Company’s revenues.

S-8

GOVERNMENTAL AUTHORITIES MAY ENACT CLIMATE CHANGE REGULATIONS THAT COULD INCREASE OUR COSTS TO OPERATE.

Environmental advocacy groups and regulatory agencies in the United States have been focusing considerable attention on the emissions of greenhouse gases and their potential role in climate change. Congress has considered recent proposed legislation directed at reducing greenhouse gas emissions and President Obama had indicated his support of legislation aimed at reducing greenhouse gases. EPA has proposed rules to regulate greenhouse gases, regional initiatives have formed to control greenhouse gases and certain of the states in which we operate are contemplating air pollution control regulations that are more stringent than existing and proposed federal regulations, in particular the regulation of emissions of greenhouse gases. The adoption of laws and regulations to implement controls of greenhouse gases, including the imposition of fees or taxes, could adversely affect our collection operations. Changing environmental regulations could require us to take any number of actions, including the purchase of emission allowances or installation of additional pollution control technology, and could make some operations less profitable, which could adversely affect our results of operations.

OUR OPERATIONS ARE SUBJECT TO ENVIRONMENTAL, HEALTH AND SAFETY LAWS AND REGULATIONS, AS WELL AS CONTRACTUAL OBLIGATIONS THAT MAY RESULT IN SIGNIFICANT LIABILITIES.

We risk incurring significant environmental liabilities in connection with our use, treatment, storage, transfer and disposal of waste materials. Under applicable environmental laws and regulations, we could be liable if our operations are found to cause environmental damage to our properties or to the property of other landowners, particularly as a result of the contamination of air, drinking water or soil. Under current law, we could also be held liable for damage caused by conditions that existed before we acquired the assets or operations involved. This risk is of particular concern as we execute our growth strategy, partially though acquisitions, because we may be unsuccessful in identifying and assessing potential liabilities during our due diligence investigations. Further, the counterparties in such transactions may be unable to perform their indemnification obligations owed to us. Additionally, we could be liable if we arrange for the transportation, disposal or treatment of hazardous substances that cause environmental contamination, or if a predecessor owner made such arrangements and, under applicable law, we are treated as a successor to the prior owner. Any substantial liability for environmental damage could have a material adverse effect on our financial condition, results of operations and cash flows.

OUR BUSINESS IS SUBJECT TO OPERATIONAL AND SAFETY RISKS, INCLUDING THE RISK OF PERSONAL INJURY TO EMPLOYEES AND OTHERS.

Providing environmental and waste management services, including operating landfills, involves risks such as vehicular accidents and equipment defects, malfunctions and failures. Additionally, there are risks associated with waste mass instability and releases of hazardous materials or odors. There may also be risks presented by the potential for subsurface chemical reactions causing elevated landfill temperatures and increased production of leachate, landfill gas and odors. Any of these risks could potentially result in injury or death of employees and others, a need to shut down or reduce operation of facilities, increased operating expense and exposure to liability for pollution and other environmental damage, and property damage or destruction.

While we seek to minimize our exposure to such risks through comprehensive training, compliance and response and recovery programs, as well as vehicle and equipment maintenance programs, if we were to incur substantial liabilities in excess of any applicable insurance, our business, results of operations and financial condition could be adversely affected. Any such incidents could also adversely impact our reputation and reduce the value of our brand. Additionally, a major operational failure, even if suffered by a competitor, may bring enhanced scrutiny and regulation of our industry, with a corresponding increase in operating expense.

INCREASES IN THE COSTS OF FUEL MAY REDUCE OUR OPERATING MARGINS.

The price and supply of fuel needed to run our collection vehicles is unpredictable and fluctuates based on events outside our control, including geopolitical developments, supply and demand for oil and gas, actions by OPEC and other oil and gas producers, war and unrest in oil producing countries, regional production patterns and environmental concerns. Any significant price escalations or reductions in the supply could increase our operating expenses or interrupt or curtail our operations. Failure to offset all or a portion of any increased fuel costs through increased fees or charges would reduce our operating margins.

S-9

CHANGES IN INTEREST RATES WOULD AFFECT OUR PROFITABILITY.

Our acquisitions could require us to incur substantial additional indebtedness in the future, which will increase our interest expense. Further, to the extent that these borrowings are subject to variable rates of interest, increases in interest rates will increase our interest expense, which will affect our profitability. We bear exposure to, and are primarily affected by, changes in LIBOR rates.

INCREASES IN THE COSTS OF DISPOSAL MAY REDUCE OUR OPERATING MARGINS.

In 2016, we disposed of approximately 70% of the waste that we collect in landfills operated by others, and that rate may not decrease significantly in the future. We may incur increases in disposal fees paid to third parties. Failure to pass these costs on to our customers may reduce our operating margins. In December 2015, the Company purchased Eagle Ridge Landfill, LLC and, in February 2017, the Company purchased two landfills located in Virginia, as part of the Company’s strategy to internalize a majority of its volume. As of July 2016, the Company has begun to move its volume away from third party landfills. Going forward, the Company may not internalize its volume in its own landfills to the extent desired, which may limit the expected savings it anticipated from the acquisition of Eagle Ridge Landfill, LLC and the CFS Group.

INCREASES IN THE COSTS OF LABOR MAY REDUCE OUR OPERATING MARGINS.

We compete with other businesses in our markets for qualified employees. A shortage of qualified employees would require us to enhance our wage and benefits packages to compete more effectively for employees or to hire more expensive temporary employees. Labor is our second largest operating cost, and even relatively small increases in labor costs per employee could materially affect our cost structure. Failure to attract and retain qualified employees, to control our labor costs, or to recover any increased labor costs through increased prices we charge for our services or otherwise offset such increases with cost savings in other areas may reduce our operating margins.

INCREASES IN COSTS OF INSURANCE WOULD REDUCE OUR OPERATING MARGINS.

One of our largest operating costs is for insurance coverage, including general liability, automobile physical damage and liability, property, employment practices, pollution, directors and officers, fiduciary, workers’ compensation and employer’s liability coverage, as well as umbrella liability policies to provide excess coverage over the underlying limits contained in our primary general liability, automobile liability and employer’s liability policies. Changes in our operating experience, such as an increase in accidents or lawsuits or a catastrophic loss, could cause our insurance costs to increase significantly or could cause us to be unable to obtain certain insurance. Increases in insurance costs would reduce our operating margins. Changes in our industry and perceived risks in our business could have a similar effect.

WE MAY NOT BE ABLE TO MAINTAIN SUFFICIENT INSURANCE COVERAGE TO COVER THE RISKS ASSOCIATED WITH OUR OPERATIONS, WHICH COULD RESULT IN UNINSURED LOSSES THAT WOULD ADVERSELY AFFECT OUR FINANCIAL CONDITION.

Integrated non-hazardous waste companies are exposed to a variety of risks that are typically covered by insurance arrangements. However, we may not be able to maintain sufficient insurance coverage to cover the risks associated with our operations for a variety of reasons. Increases in insurance costs and changes in the insurance markets may, given our resources, limit the coverage that we are able to maintain or prevent us from insuring against certain risks. Large or unexpected losses may exceed our policy limits, adversely affecting our results of operations, and may result in the termination or limitation of coverage, exposing us to uninsured losses, thereby adversely affecting our financial condition.

S-10

OUR FAILURE TO REMAIN COMPETITIVE WITH OUR NUMEROUS COMPETITORS, SOME OF WHOM HAVE GREATER RESOURCES, COULD ADVERSELY AFFECT OUR ABILITY TO RETAIN EXISTING CUSTOMERS AND OBTAIN FUTURE BUSINESS.

Because our industry is highly competitive, we compete with large companies and municipalities, many of whom have greater financial and operational resources. The non-hazardous solid waste collection and disposal industry includes large national, publicly-traded waste management companies; regional, publicly-held and privately-owned companies; and numerous small, local, privately-owned companies. Additionally, many counties and municipalities operate their own waste collection and disposal facilities and have competitive advantages not available to private enterprises. If we are unable to successfully compete against our competitors, our ability to retain existing customers and obtain future business could be adversely affected.

WE MAY LOSE CONTRACTS THROUGH COMPETITIVE BIDDING, EARLY TERMINATION OR GOVERNMENTAL ACTION, OR WE MAY HAVE TO SUBSTANTIALLY LOWER PRICES IN ORDER TO RETAIN CERTAIN CONTRACTS, ANY OF WHICH WOULD CAUSE OUR REVENUE TO DECLINE.

We are party to contracts with municipalities and other associations and agencies. Many of these contracts are or will be subject to competitive bidding. We may not be the successful bidder, or we may have to substantially lower prices in order to be the successful bidder. In addition, some of our customers may terminate their contracts with us before the end of the contract term. If we are not able to replace revenue from contracts lost through competitive bidding or early termination or from lowering prices or from the renegotiation of existing contracts with other revenue within a reasonable time period, our revenue could decline.

Municipalities may annex unincorporated areas within counties where we provide collection services, and as a result, our customers in annexed areas may be required to obtain service from competitors who have been franchised or contracted by the annexing municipalities to provide those services. Some of the local jurisdictions in which we currently operate grant exclusive franchises to collection and disposal companies, others may do so in the future, and we may enter markets where franchises are granted by certain municipalities. Unless we are awarded a franchise by these municipalities, we will lose customers, which will cause our revenue to decline.

We were unable to win the renewal of an agreement to which we had been party, for the operation of a transfer station, which expired in the fourth quarter of 2016. Accordingly, we will be forced to utilize other transfer stations which could cause our revenue to decline.

EFFORTS BY LABOR UNIONS TO ORGANIZE OUR EMPLOYEES COULD DIVERT MANAGEMENT ATTENTION AND INCREASE OUR OPERATING EXPENSES.

We do not have any union representation in our operations. Groups of employees may seek union representation in the future, and the negotiation of collective bargaining agreements could divert management attention and result in increased operating expenses and lower net income. If we are unable to negotiate acceptable collective bargaining agreements, we might have to wait through “cooling off” periods, which are often followed by union-initiated work stoppages, including strikes. Depending on the type and duration of these work stoppages, our operating expenses could increase significantly.

POOR DECISIONS BY OUR REGIONAL AND LOCAL MANAGERS COULD RESULT IN THE LOSS OF CUSTOMERS OR AN INCREASE IN COSTS, OR ADVERSELY AFFECT OUR ABILITY TO OBTAIN FUTURE BUSINESS.

We manage our operations on a decentralized basis. Therefore, regional and local managers have the authority to make many decisions concerning their operations without obtaining prior approval from executive officers. Poor decisions by regional or local managers could result in the loss of customers or an increase in costs, or adversely affect our ability to obtain future business.

S-11

WE ARE VULNERABLE TO FACTORS AFFECTING OUR LOCAL MARKETS, WHICH COULD ADVERSELY AFFECT OUR STOCK PRICE RELATIVE TO OUR COMPETITORS.

Because the non-hazardous waste business is local in nature, our business in one or more regions or local markets may be adversely affected by events and economic conditions relating to those regions or markets even if the other regions of the country are not affected. As a result, our financial performance may not compare favorably to our competitors with operations in other regions, and our stock price could be adversely affected by our inability to compete effectively with our competitors.

SEASONAL FLUCTUATIONS WILL CAUSE OUR BUSINESS AND RESULTS OF OPERATIONS TO VARY AMONG QUARTERS, WHICH COULD ADVERSELY AFFECT OUR STOCK PRICE.

Based on historic trends experienced by the businesses we have acquired, we expect our operating results to vary seasonally, with revenue typically lowest in the first quarter, higher in the second and third quarters, and again lower in the fourth quarter. This seasonality generally reflects the lower volume of waste during the winter months. Adverse weather conditions negatively affect waste collection productivity, resulting in higher labor and operational costs.

The general increase in precipitation during the winter months increases the weight of collected waste, resulting in higher disposal costs, as costs are often calculated on a per ton basis. Because of these factors, we expect operating income to be generally lower in the winter months. As a result, our operating results may be negatively affected by these variations. Additionally, severe weather during any time of the year can negatively affect the costs of collection and disposal and may cause temporary suspensions of our collection services. Long periods of inclement weather may interfere with collection operations and reduce the volume of waste generated by our customers. Any of these conditions can adversely affect our business and results of operations, which could negatively affect our stock price.

WE ARE DEPENDENT ON OUR MANAGEMENT TEAM AND DEVELOPMENT AND OPERATIONS PERSONNEL, AND THE LOSS OF ONE OR MORE KEY EMPLOYEES OR GROUPS COULD HARM OUR BUSINESS AND PREVENT US FROM IMPLEMENTING OUR BUSINESS PLAN IN A TIMELY MANNER.

Our success depends substantially upon the continued services of our executive officers and other key members of management, particularly our Chief Executive Officer, Mr. Jeffrey S. Cosman. From time to time, there may be changes in our executive management team resulting from the hiring or departure of executives. Such changes in our executive management team may be disruptive to our business. We are also substantially dependent on the continued service of our existing development and operations personnel because of the complexity of our service and technologies. We have an employment agreement with Mr. Cosman. We maintain a key person life insurance policy on Mr. Cosman. The loss of one or more of our key employees or groups could seriously harm our business.

WE HAVE IDENTIFIED CERTAIN MATERIAL WEAKNESSES IN OUR INTERNAL CONTROLS, WHICH COULD CAUSE STOCKHOLDERS AND PROSPECTIVE INVESTORS TO LOSE CONFIDENCE IN THE RELIABILITY OF OUR FINANCIAL REPORTING.

Currently, the Company has an Audit Committee to oversee the financial reporting process; however, for much of the year ended December 31, 2016, the Company did not have an Audit Committee. Additionally, during the year ended December 31, 2016, certain related party transactions and significant corporate transactions were not formerly authorized and approved by the Board of Directors before execution (although authorization and approval was ultimately obtained). Our finance and accounting department is understaffed and accordingly we cannot maintain sufficient segregation of duties within the financial reporting process. During the year ended December 31, 2016, there was a lack of effective monitoring review controls with respect to accounting for complex transactions and preparation of the financial statements and the financial statement disclosures. Because of the material weaknesses described above, management believes that, as of December 31, 2016, we did not maintain effective internal control over financial reporting based on the COSO (2013) criteria.

Accordingly, based on these material weaknesses, our Chief Executive Officer and Chief Financial Officer concluded that our disclosure controls and procedures were not effective during the period ended December 31, 2016, to ensure that information required to be disclosed by us in the reports we file or submit under the Exchange Act is recorded, processed, summarized, and reported within the time periods specified in the SEC’s rules.

S-12

To address these weaknesses, the Company’s management has added independent Directors so that the Company will have an Audit Committee that meets regulatory requirements for independence and financial expert experience. The Company also started the process of retaining additional staff to assist its internal staff with compliance issues. Management has reported to the Audit Committee the content of the material weaknesses identified in our assessment. Addressing these weaknesses is a priority of management and we are in the process of remediating the cited material weaknesses. For example, as noted above, an Audit Committee has been established. The Company is also actively evaluating its internal control structure to identify the need for additional resources to ensure appropriate segregation of duties.

If these material weaknesses are not resolved to satisfaction of the Company’s stockholders and prospective investors, such stockholders and prospective investors could lose confidence in our financial reporting.

OUR BUSINESS IS SUBJECT TO CHANGING REGULATIONS REGARDING CORPORATE GOVERNANCE AND PUBLIC DISCLOSURE THAT HAVE INCREASED BOTH OUR COSTS AND THE RISK OF NON-COMPLIANCE.

We are subject to rules and regulations by various governing bodies, including, for example, the Securities and Exchange Commission, which are charged with the protection of investors and the oversight of companies whose securities are publicly traded. Our efforts to comply with new and changing regulations have resulted in and are likely to continue to result in, increased general and administrative expenses and a diversion of management time and attention from revenue-generating activities to compliance activities. Moreover, because these laws, regulations and standards are subject to varying interpretations, their application in practice may evolve over time as new guidance becomes available. This evolution may result in continuing uncertainty regarding compliance matters and additional costs necessitated by ongoing revisions to our disclosure and governance practices. If we fail to address and comply with these regulations and any subsequent changes, our business may be harmed.

WE NEED ADDITIONAL CAPITAL TO DEVELOP OUR BUSINESS.

The development of our services will require the commitment of substantial resources to implement our business plan. In addition, substantial expenditures will be required to enable us to complete projects in the future. Currently, we have a credit agreement with Goldman Sachs Specialty Lending Group. However, it is likely we would need to seek additional financing through subsequent future private or public offerings of our equity securities or through strategic partnerships and other arrangements with corporate partners.

We cannot give any assurance that any additional financing will be available to us, or if available, will be on terms favorable to us. The sale of additional equity securities will result in dilution to our stockholders. The occurrence of indebtedness would result in increased debt service obligations and could require us to agree to operating and financing covenants that would restrict our operations. If adequate additional financing is not available on acceptable terms, we may not be able to implement our business development plan or continue our business operations.

OUR RECENT STRATEGIC ACQUISITION OF MOBILE SCIENCE TECHNOLOGIES, INC. INVOLVES SIGNIFICANT RISKS AND UNCERTAINTIES.

Executing strategic acquisitions, such as our recent acquisition of Mobile Science Technologies, Inc. via share exchange, carries significant risks and uncertainties, which include:

●	difficulty in integrating newly acquired businesses and operations, including combining product and service offerings, and in entering into new markets in which we are not experienced, in an efficient and cost-effective manner while maintaining adequate standards, controls and procedures, and the risk that we encounter significant unanticipated costs or other problems associated with integration;

●	challenges in achieving strategic objectives, cost savings and other benefits expected from acquisitions;

●	risk that our business does not evolve as anticipated and that the strategic acquisitions do not prove to be those needed to be successful;

●	risk that we assume significant liabilities that exceed the limitations of any applicable indemnification provisions or the financial resources of any indemnifying parties;

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●	risk of diverting the attention of senior management and other resources from our existing operations;

●	risk that the industry may develop in a different direction than anticipated and that the technologies we acquire do not prove to be those we need to be successful in the industry;

●	risk that future valuations of acquired businesses may decrease from the price we paid for these acquisitions;

●	generation of insufficient revenues by acquired businesses to offset increased operating expenses associated with these acquisitions;

●	potential difficulties in completing in-process research and development projects and delivering high quality products to our customers;

●	potential difficulties in integrating new operations, personnel and/or technologies in an efficient and effective manner; and

●	unanticipated costs.

Our inability to successfully operate and integrate newly-acquired businesses appropriately, effectively and in a timely manner could have a material adverse effect on our ability to take advantage of further growth in demand for products in our marketplace, as well as on our revenues, gross margins and expenses.

THE OUTCOME OF LITIGATION OR ARBITRATION IN WHICH WE ARE INVOLVED OR MAY BECOME INVOLVED IS UNPREDICTABLE AND AN ADVERSE DECISION IN ANY SUCH MATTER COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR FINANCIAL CONDITION, RESULTS OF OPERATIONS AND CASH FLOWS.

From time to time, we may become defendants in a number of litigation matters and we may become involved in a number of arbitrations. We are currently involved in litigation in connection with a competitor’s claims related to an employee of the Company, formerly employed by such competitor, allegedly having violated certain restrictive covenants, among other litigation matters. The Company is vigorously defending against such claims and the Company does not expect the outcomes of these litigation matters, in the aggregate could have a material effect on the Company or its business; however, such actions, together with actions that may be brought in the future, may divert financial and management resources that would otherwise be used to benefit our operations. No assurances can be given that the results of these or new matters will be favorable to us. An adverse resolution of lawsuits or arbitrations could have a material adverse effect on our financial condition, results of operations and cash flows.

RISKS RELATED TO OWNERSHIP OF OUR SECURITIES

THE MARKET PRICE OF OUR COMMON STOCK IS LIKELY TO BE VOLATILE AND COULD SUBJECT US TO LITIGATION.

The market price of our common stock has been and is likely to continue to be subject to wide fluctuations. Factors affecting the market price of our common stock include:

●	variations in our operating results, earnings per share, cash flows from operating activities, deferred revenue, and other financial metrics and non-financial metrics, and how those results compare to analyst expectations;

●	issuances of new stock which dilutes earnings per share;

●	forward looking guidance to industry and financial analysts related to future revenue and earnings per share;

●	the net increases in the number of customers and paying subscriptions, either independently or as compared with published expectations of industry, financial or other analysts that cover our company.

S-14

In addition, if the stock market in general experiences uneven investor confidence, the market price of our common stock could decline for reasons unrelated to our business, operating results or financial condition. The market price of our common stock might also decline in reaction to events that affect other companies within, or outside, our industries even if these events do not directly affect us. Some companies that have experienced volatility in the trading price of their stock have been the subject of securities class action litigation. If we are to become the subject of such litigation, it could result in substantial costs and a diversion of management’s attention and resources.

THE OWNERSHIP BY OUR CHIEF EXECUTIVE OFFICER OF SERIES A PREFERRED STOCK WILL LIKELY LIMIT YOUR ABILITY TO INFLUENCE CORPORATE MATTERS.

Mr. Jeffrey S. Cosman, our chief executive officer, is the beneficial owner of 100% of the outstanding shares of the Company’s Series A Preferred Stock. The entire class of Series A Preferred Stock has voting power equivalent to that of approximately 51% of the aggregate shareholders’ voting power. As a result, our chief executive officer would have significant influence over most matters that require approval by our stockholders, including the election of directors and approval of significant corporate transactions, even if other stockholders oppose them. In addition, because Mr. Cosman beneficially owns approximately 11.1% of our issued and outstanding common stock, based on the 11,955,274 shares of common stock outstanding and assuming exercise of 302,663 warrants owned by Mr. Cosman, Mr. Cosman currently controls approximately 55.5% of the aggregate shareholders’ voting power. This concentration of ownership might also have the effect of delaying or preventing a change of control of our company that other stockholders may view as beneficial.

ALTHOUGH OUR COMMON STOCK IS CURRENTLY LISTED ON THE NASDAQ CAPITAL MARKET, OUR COMMON STOCK MAY BE SUBJECT TO POTENTIAL DELISTING IF WE DO NOT MEET OR CONTINUE TO MAINTAIN THE LISTING REQUIREMENTS OF THE NASDAQ CAPITAL MARKET.

Our shares of common stock are currently listed on The Nasdaq Capital Market (“Nasdaq”); however Nasdaq has rules for continued listing, including, without limitation, minimum market capitalization and other requirements. Failure to maintain our listing, or delisting from Nasdaq, would make it more difficult for shareholders to dispose of our common stock and more difficult to obtain accurate price quotations on our common stock. This could have an adverse effect on the price of our common stock. Our ability to issue additional securities for financing or other purposes, or otherwise to arrange for any financing we may need in the future, may also be materially and adversely affected if our common stock is not traded on a national securities exchange.

Our common stock is listed on The NASDAQ Capital Market and if we do not maintain compliance with NASDAQ Marketplace Rules our common stock may be delisted from the NASDAQ Capital Market.

To keep our listing on The NASDAQ Capital Market, we are required to maintain: (i) a minimum bid price of $1.00 per share, (ii) a certain public float, (iii) a certain number of round lot shareholders and (iv) one of the following: a net income from continuing operations (in the latest fiscal year or two of the three last fiscal years) of at least $500,000, a market value of listed securities of at least $35 million or a stockholders’ equity of at least $2.5 million. On August 24, 2017, we were notified by the NASDAQ Listing Qualifications Department that were not in compliance because we do not currently have a stockholders’ equity of at least $2.5 million. We were granted a 180-calendar day period within which to regain compliance, which ends on February 20, 2018. To regain compliance, we are required to demonstrate a stockholders’ equity of at least $2.5 million. Although we plan on being able to meet the requisite continues listing requirements, we may fail to comply with such requirement.

In the event that in the future we are notified that we no longer comply with NASDAQ’s corporate governance requirements, and we fail to regain compliance within the applicable cure period, our common stock could be delisted from The NASDAQ Capital Market.

If our common stock is delisted, trading of the stock will most likely take place on the Over the Counter Market Place. An investor is likely to find it less convenient to sell, or to obtain accurate quotations in seeking to buy, our common stock on an over-the-counter market, and many investors may not buy or sell our common stock due to difficulty in accessing over-the-counter markets, or due to policies preventing them from trading in securities not listed on a national exchange or other reasons. For these reasons and others, delisting would adversely affect the liquidity, trading volume and price of our common stock, causing the value of an investment in us to decrease and having an adverse effect on our business, financial condition and results of operations, including our ability to attract and retain qualified executives and employees and to raise capital.

OUR STOCK PRICE COULD FALL AND WE COULD BE DELISTED FROM NASDAQ IN WHICH CASE BECAUSE THEY MAY BE CONSIDERED PENNY STOCKS AND THUS BE SUBJECT TO THE PENNY STOCK RULES, WHICH COULD RESULT IN U.S. BROKER-DEALERS BECOMING DISCOURAGED FROM EFFECTING TRANSACTIONS IN SHARES OF OUR COMMON STOCK.

The SEC has adopted a number of rules to regulate “penny stock” that restricts transactions involving stock which is deemed to be penny stock. Such rules include Rules 3a51-1, 15g-1, 15g-2, 15g-3, 15g-4, 15g-5, 15g-6, 15g-7, and 15g-9 under the Securities and Exchange Act of 1934, as amended. These rules may have the effect of reducing the liquidity of penny stocks. “Penny stocks” generally are equity securities with a price of less than $5.00 per share (other than securities registered on certain national securities exchanges or quoted on the Nasdaq Stock Market if current price and volume information with respect to transactions in such securities is provided by the exchange or system). Our securities have in the past constituted, and may again in the future constitute, “penny stock” within the meaning of the rules. The additional sales practice and disclosure requirements imposed upon U.S. broker-dealers may discourage such broker-dealers from effecting transactions in shares of our common stock, which could severely limit the market liquidity of such shares and impede their sale in the secondary market.

S-15

A U.S. broker-dealer selling penny stock to anyone other than an established customer or “accredited investor” (generally, an individual with net worth in excess of $1,000,000 or an annual income exceeding $200,000, or $300,000 together with his or her spouse) must make a special suitability determination for the purchaser and must receive the purchaser’s written consent to the transaction prior to sale, unless the broker-dealer or the transaction is otherwise exempt. In addition, the “penny stock” regulations require the U.S. broker-dealer to deliver, prior to any transaction involving a “penny stock”, a disclosure schedule prepared in accordance with SEC standards relating to the “penny stock” market, unless the broker-dealer or the transaction is otherwise exempt. A U.S. broker-dealer is also required to disclose commissions payable to the U.S. broker-dealer and the registered representative and current quotations for the securities. Finally, a U.S. broker-dealer is required to submit monthly statements disclosing recent price information with respect to the “penny stock” held in a customer’s account and information with respect to the limited market in “penny stocks.”

Stockholders should be aware that, according to the SEC, the market for “penny stocks” has suffered in recent years from patterns of fraud and abuse. Such patterns include (i) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (ii) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (iii) “boiler room” practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (iv) excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and (v) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, resulting in investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities.

SALES OF OUR CURRENTLY ISSUED AND OUTSTANDING STOCK MAY BECOME FREELY TRADABLE PURSUANT TO RULE 144 AND MAY DILUTE THE MARKET FOR YOUR SHARES AND HAVE A DEPRESSIVE EFFECT ON THE PRICE OF THE SHARES OF OUR COMMON STOCK

A substantial majority of our outstanding shares of common stock are “restricted securities” within the meaning of Rule 144 under the Securities Act. As restricted shares, these shares may be resold only pursuant to an effective registration statement or under the requirements of Rule 144 or other applicable exemptions from registration under the Act and as required under applicable state securities laws. Rule 144 provides in essence that an Affiliate (as such term is defined in Rule 144(a)(1)) of an issuer who has held restricted securities for a period of at least six months (one year after filing Form 10 information with the SEC for shell companies and former shell companies) may, under certain conditions, sell every three months, in brokerage transactions, a number of shares that does not exceed the greater of 1% of a company’s outstanding shares of common stock or the average weekly trading volume during the four calendar weeks prior to the sale (the four calendar week rule does not apply to companies quoted on the OTC Bulletin Board). Rule 144 also permits, under certain circumstances, the sale of securities, without any limitation, by a person who is not an Affiliate of the Company and who has satisfied a one-year holding period. A sale under Rule 144 or under any other exemption from the Act, if available, or pursuant to subsequent registrations of our shares of common stock, may have a depressive effect upon the price of our shares of common stock in any active market that may develop. Additional shares of common stock may be sold following the 90th day after the date of the underwriting agreement entered into in connection with this offering pursuant to the expiration of the lock-up agreements that we and our directors and officers expect to enter into with a representative of the underwriter. Additionally, shares of our restricted stock issued to the shareholders of Mobile Science Technologies, Inc., pursuant to the Share Exchange Agreement that we entered into with such company and its shareholders, became freely tradeable on or about October 21, 2017.

S-16

YOU MAY EXPERIENCE DILUTION OF YOUR OWNERSHIP INTEREST BECAUSE OF THE FUTURE ISSUANCE OF ADDITIONAL SHARES OF OUR COMMON STOCK AND OUR PREFERRED STOCK.

In the future, we may issue our authorized but previously unissued equity securities, resulting in the dilution of the ownership interests of our present stockholders. We are currently authorized to issue an aggregate of 80,000,000 shares of capital stock, which includes 4,720,468 shares of blank check preferred stock, par value $0.001, for which the designations, rights and preferences may be established by the Board.

We may also issue additional shares of our common stock or other securities that are convertible into or exercisable for common stock in connection with hiring or retaining employees or consultants, future acquisitions, future sales of our securities for capital raising purposes, or for other business purposes. The future issuance of any such additional shares of our common stock or other securities may create downward pressure on the trading price of our common stock. There can be no assurance that we will not be required to issue additional shares, warrants or other convertible securities in the future in conjunction with hiring or retaining employees or consultants, future acquisitions, future sales of our securities for capital raising purposes or for other business purposes, including at a price (or exercise prices) below the price at which shares of our common stock are trading.

ISSUANCE OF SHARES OF PREFERRED STOCK COULD ADVERSELY EFFECT HOLDER OF OUR COMMON STOCK

Our Restated Certificate of Incorporation authorizes the issuance of 5,000,000 shares of preferred stock, of which 4,720,468 shares are available for issuance, with designations, rights and preferences as determined from time to time by the Board of Directors. As a result of the foregoing, the Board of Directors can issue, without further shareholder approval, Preferred Stock with dividend, liquidation, conversion, voting or other rights that could adversely affect the voting power or other rights of the holders of Common Stock. The issuance of Preferred Stock could, under certain circumstances, discourage, delay or prevent a change in control of the Company.

WE DO NOT EXPECT TO PAY DIVIDENDS AND INVESTORS SHOULD NOT BUY OUR COMMON STOCK EXPECTING TO RECEIVE DIVIDENDS.

We have not paid any dividends on our common stock in the past, and do not anticipate that we will declare or pay any dividends in the foreseeable future. Consequently, investors will only realize an economic gain on their investment in our common stock if the price appreciates. Investors should not purchase our common stock expecting to receive cash dividends. Because we do not pay dividends, and there may be limited trading, investors may not have any manner to liquidate or receive any payment on their investment. Therefore, our failure to pay dividends may cause investors to not see any return on investment even if we are successful in our business operations. In addition, because we do not pay dividends we may have trouble raising additional funds, which could affect our ability to expand our business operations.

S-17

USE OF PROCEEDS

We estimate that our net proceeds from the sale of the common stock and Series A Warrants offered pursuant to this prospectus supplement will be approximately $1.80 million based upon the public offering price of $1.03 per share of common stock and related warrants, after deducting the estimated offering expenses that are payable by us and excluding the proceeds, if any, from the exercise of the Series A Warrants issued pursuant to this offering.

We currently intend to use the net proceeds from this offering for capital expenditures, repayment of indebtedness, and working capital.

We have not yet determined the amount of net proceeds to be used specifically for any of the foregoing purposes. Accordingly, our management will have significant discretion and flexibility in applying the net proceeds from this offering. Pending any use, as described above, we intend to invest the net proceeds in high-quality, short-term, interest-bearing securities.

MARKET FOR OUR COMMON STOCK

Market and Other Information

The Company’s common stock is currently quoted on The Nasdaq Capital Market under the symbol “MRDN.” The Company’s common stock was quoted on the OTC Markets effective February 23, 2005 under the symbol “BCAK.” Effective March 22, 2006, the Company changed its symbol to “BCKE.” Effective April 15, 2015, the Company changed its symbol to “MRDN.” On November 3, 2016, the Company effected a 1-for-20 reverse split. Effective January 25, 2017, the Company’s common stock was quoted on The Nasdaq Capital Market under the symbol “MRDN”.

The following table sets forth the high and low sales price of our common stock on The Nasdaq Capital Market and the OTCQB through the most recent fiscal quarter. These prices are based on inter-dealer bid and asked prices, without markup, markdown, commissions, or adjustments and may not represent actual transactions. The share values reflected below have been adjusted to give effect to the 1-for-20 reverse split which we implemented on November 3, 2016.

Period	High	Low
Fiscal Year 2017:
Fourth Quarter (through November 29, 2018)	$2.65	$0.91
Third Quarter	$1.62	$0.91
Second Quarter	$4.00	$1.65
First Quarter	$10.00	$2.59

Fiscal Year 2016:
First Quarter	$36.00	$20.40
Second Quarter	39.00	20.00
Third Quarter	30.00	16.00
Fourth Quarter	17.60	6.80

Fiscal Year 2015:
First Quarter	$36.00	$26.00
Second Quarter	32.00	20.60
Third Quarter	22.20	7.00
Fourth Quarter	38.00	5.90

Fiscal Year 2014:
First Quarter	$12.00	$12.00
Second Quarter	12.00	12.00
Third Quarter	12.00	12.00
Fourth Quarter	27.60	27.60

S-18

DIVIDEND POLICY

We have never declared or paid cash dividends on our capital stock. We currently intend to retain our future earnings, if any, for use in our business and therefore do not anticipate paying cash dividends in the foreseeable future. In addition, unless waived, the terms of our credit agreement with Goldman Sachs Specialty Lending Group limit our ability to pay cash dividends. Payment of future dividends, if any, will be at the discretion of our board of directors after taking into account various factors, including our financial condition, operating results, current and anticipated cash needs and plans for expansion.

CAPITALIZATION

The following table sets forth our consolidated cash and capitalization as of September 30, 2017. Such information is set forth on the following basis:

●	actual basis;

●	on a pro forma basis, giving effect to the sale of the 1,868,933 shares of common stock in this offering at the public offering price of $1.03 per share after deducting commissions and other estimated offering expenses; and

●

on a pro forma basis giving effect to issuance of 350,000 shares for the acquisition of DxT Medical, LLC on October 16, 2017, the issuance of 1,000,000 shares for the acquisition of WelNess Benefits, LLC & Integrity Lab Solutions, LLC on November 17, 2017 and the issuance of 325,000 shares on November 20, 2017 for the termination of the YA II PN. LTD investment agreement.

This table should be read in conjunction with “Use of Proceeds” and our audited and unaudited financial statements.

	As of September 30, 2017
	Actual	Pro Forma
Cash and cash equivalents	$664,064	$2,454,315
Total indebtedness	$111,843,030	$111,843,030
Stockholders’ equity:
Common Stock, $0.025 par value; 75,000,000 shares authorized; 10,280,274 shares outstanding and outstanding pro forma 13,824,207	256,976	345,605
Additional paid-in capital	55,942,076	57,685,604
Accumulated deficit	(63,187,084)	(63,187,084)
Total stockholders’ equity	(6,402,810)	(4,612,559)

S-19

DILUTION

If you purchase securities in this offering, your interest will be diluted to the extent of the difference between the public offering price per share of our common stock and the net tangible book value per share of our common stock after this offering. We calculate net tangible book value per share by dividing our net tangible assets (tangible assets less total liabilities) by the number of shares of our common stock issued and outstanding as of September 30, 2017.

Our net tangible book value at September 30, 2017 was $(34,154,351), or $(3.32) per share, based on 10,280,274 shares of our common stock outstanding. After giving effect to the issuance and sale of all the shares and Series A Warrants in this offering at the public offering price of $1.03 per share, less the estimated offering expenses, our pro forma and as adjusted pro forma net tangible book value at September 30, 2017 would be $(32,364,100) or $(2.34) per share. This represents an immediate increase in pro forma net tangible book value of $0.98 per share to existing stockholders and an immediate dilution of $3.37 per share to investors in this offering. The following table illustrates this per share dilution:

Public offering price per share of common stock	$1.03

Net tangible book value per share as of September 30, 2017	$(3.32)

Increase per share attributable to this offering	$0.98

As adjusted net tangible book value per share as of September 30, 2017 after this offering	$(32,364,100)

Dilution per share to new investors participating in this offering	$3.37

To the extent that outstanding options or warrants are exercised, or we issue new options under our equity incentive plan, you will experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that the additional capital is raised through the sale of common stock or securities convertible or exchangeable into common stock, such issuance could result in further dilution to our stockholders.

Unless we indicate otherwise, all information in this prospectus is based on 11,955,274 shares of common stock outstanding as of November 28, 2017:

●	excludes 11,830,671 warrants to purchase shares of our common stock at a weighted average exercise price of $2.32 per share;

●	excludes 11,472 shares of our common stock issuable upon exercise of outstanding stock options under our equity incentive plan at a weighted average exercise price of $19.35 per share, with 41,078 shares remaining available for future grant under such plan; and

●	excludes the shares issuable upon the exercise of the Series A Warrants sold in this offering.

PRIVATE PLACEMENT TRANSACTION

In a concurrent private placement, which we refer to as the private placement transaction, we are selling to the purchasers of our common stock and Series A Warrants in this offering, Series B Warrants to purchase 0.35 shares of our common stock for each share of common stock purchased.

The offering and sale of the Series B Warrants and the shares of our common stock issuable upon the exercise of the Series B Warrants are not being registered under the Securities Act, are not being offered pursuant to this prospectus supplement and the accompanying prospectus and are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder. Accordingly, purchasers may only sell shares of common stock issued upon the exercise of a Series B warrant pursuant to an effective registration statement under the Securities Act covering the resale of those shares, an exemption under Rule 144 under the Securities Act or another applicable exemption under the Securities Act.

Each Series B warrant is exercisable on the six month anniversary of the closing date of this offering, which we refer to as the initial exercise date, at an exercise price of $1.31 per share, subject to adjustment, and will remain exercisable for five (5) years from initial exercise date, but not thereafter. A holder of Series B Warrants will not have the right to exercise any portion of its warrants if the holder, together with its affiliates, would beneficially own in excess of 4.99% (or 9.99%, at the election of the purchaser) of the number of shares of our common stock outstanding immediately after giving effect to such exercise, which we refer to as the beneficial ownership limitation; provided, however, that upon 61 days’ prior notice to us, the holder may increase or decrease the beneficial ownership limitation, provided that in no event shall the beneficial ownership limitation exceed 9.99% and any increase in the beneficial ownership limitation will not be effective until 61 days following notice of such increase from the holder to us. In addition, the holders of the Series B Warrants will have the right to participate in any rights offering or distribution of assets (such as a spinoff) together with the holders of our common stock on an as-exercised basis.

The exercise price and number of the shares of our common stock issuable upon the exercise of the Series B Warrants will be subject to adjustment in the event of any stock dividends and splits, dilutive issuances, reverse stock split, stock dividend, recapitalization, reorganization or similar transaction, as described in the Series B Warrants.

The Series B Warrants will be exercisable on a “cashless” basis in certain circumstances. In addition, in the event of a fundamental transaction we or any successor entity will pay at the holder’s option, exercisable at any time concurrently with or within 30 days after the consummation of the fundamental transaction, an amount of cash equal to the value of the Series B Warrants as determined in accordance with the Black Scholes option pricing model.

S-20

PLAN OF DISTRIBUTION

Garden State Securities, Inc., which we refer to as the “placement agent,” has agreed to act as our exclusive placement agent in connection with this offering. The placement agent is not purchasing or selling any of the shares of our common stock or Series A Warrants offered by this prospectus supplement, nor is it required to arrange the purchase or sale of any specific number or dollar amount of shares of our common stock or Series A Warrants, but has agreed to use its reasonable best efforts to arrange for the sale of all of the shares of our common stock and Series A Warrants offered hereby. Therefore, we will enter into a securities purchase agreement directly with investors in connection with this offering and we may not sell the entire amount of shares of our common stock and Series A Warrants offered pursuant to this prospectus supplement. We will make offers only to a limited number of qualified institutional buyers and accredited investors. Garden State Securities, Inc. is also acting as placement agent for the private placement transaction.

We have agreed to indemnify the placement agent against specified liabilities, including liabilities under the Securities Act, and to contribute to payments the placement agent may be required to make in respect thereof.

Fees and Expenses

We have agreed to pay the placement agent a placement agent’s fee equal to 5% of the aggregate purchase price of the shares of our common stock and Series A Warrants sold in this offering. The following table shows the per share and total cash placement agent’s fees we will pay to the placement agent in connection with the sale of the shares of our common stock offered pursuant to this prospectus supplement and the accompanying prospectus, assuming the purchase of all of the shares offered hereby.

	Per Share of Common Stock and Series A Warrant		Total
Public offering price	$1.03	$	$1,925,001.00
Placement agent fees(1)	$0.0515	$	$96,250.00
Proceeds, before expenses, to	$0.9785	$	$1,828,751.00

(1)   In addition, we have agreed to pay the placement agent’s actual out-of-pocket expenses up to $40,000 in the aggregate.

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the shares sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the placement agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares by the placement agent acting as principal. Under these rules and regulations, the placement agent:

●	may not engage in any stabilization activity in connection with our securities; and

●	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

LEGAL MATTERS

The validity of the issuance of the securities offered hereby will be passed upon for us by Lucosky Brookman LLP.

EXPERTS

The consolidated balance sheets of Meridian Waste Solutions, Inc. as of December 31, 2016 and the related consolidated statements of operations, stockholders’ (deficit) equity, and cash flows for the year then ended have been audited by Hein & Associates LLP, independent registered public accounting firm, as stated in their report which is incorporated herein by reference. Such consolidated financial statements have been incorporated herein (by reference) in reliance on the report of such firm given upon their authority as experts in accounting and auditing. The consolidated balance sheets of Meridian Waste Solutions, Inc. as of December 31, 2015 and the related consolidated statements of operations, stockholders’ (deficit) equity, and cash flows for the year then ended have been audited by D’Arelli Pruzansky, P.A., independent registered public accounting firm, as stated in their report which is incorporated herein by reference. Such consolidated financial statements have been incorporated herein (by reference) in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

S-21

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement and the accompanying prospectus are part of the registration statement on Form S-3 we filed with the Securities and Exchange Commission, under the Securities Act, and do not contain all the information set forth in the registration statement. Whenever a reference is made in this prospectus supplement or the accompanying prospectus to any of our contracts, agreements or other documents, the reference may not be complete, and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus supplement and the accompanying prospectus for a copy of such contract, agreement or other document. You may inspect a copy of the registration statement, including the exhibits and schedules, without charge, at the SEC’s public reference room mentioned below, or obtain a copy from the SEC upon payment of the fees prescribed by the SEC.

Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. You may also read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room.

We also maintain a web site at www.mwsinc.com, through which you can access our SEC filings. The information set forth on our web site is not part of this prospectus supplement.

INCORPORATION OF DOCUMENTS BY REFERENCE

We incorporate by reference the filed documents listed below, except as superseded, supplemented or modified by this prospectus, and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (unless otherwise noted, the SEC file number for each of the documents listed below is 001-13984):

●	Our Annual Reports on Form 10-K and 10-K/A for the year ended December 31, 2016, filed with the SEC on April 17, 2017 and May 31, 2017, respectively.

●	Our Quarterly Reports on Form 10-Q for the periods ended September 30, 2017, June 30, 2017 and March 31, 2017, filed with the SEC on November 14, 2017, August 21, 2017 and May 22, 2017, respectively.

●	Our Current Reports on Form 8-K and 8-K/A filed with the SEC on January 26, 2017, February 3, 2017, February 6, 2017, February 15, 2017, April 24, 2017, April 27, 2017, May 1, 2017, May 31, 2017, June 6, 2017, June 23, 2017, June 29, 2017, June 30, 2017, August 28, 2017, September 7, 2017, September 8, 2017, September 19, 2017, October 20, 2017, October 23, 2017, October 26, 2017, November 9, 2017, November 17, 2017, November 20, 2017 and November 21, 2017.

You may request and obtain a copy of these filings, at no cost, by writing or telephoning us at the following address or phone number:

Meridian Waste Solutions, Inc.

One Glenlake Parkway NE, Suite 900

Atlanta, GA 30328

(770) 691-6350

S-22

PROSPECTUS

MERIDIAN WASTE SOLUTIONS, INC.

$50,000,000

Common Stock

Preferred Stock

Warrants

Rights

Units

We may offer and sell up to $50 million in the aggregate of the securities identified above from time to time in one or more offerings. This prospectus provides you with a general description of the securities.

Each time we offer and sell securities, we will provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices and terms of the securities. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our securities.

We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE THE “RISK FACTORS” ON PAGE 13 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.

Our common stock is listed on the Nasdaq Capital Market under the symbol “MRDN.” On June 13, 2017, the last reported sale price of our common stock on the Nasdaq Capital Market was $3.00 per share.

The aggregate market value of our outstanding common stock held by non-affiliates is $17,485,476 based on 7,354,420 shares of outstanding common stock, of which 5,828,492 shares are held by non-affiliates, and a per share price of $3.00 based on the closing sale price of our common stock on June 13, 2017. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell our common stock in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75,000,000. We have not offered any securities pursuant to General Instruction I.B.6. of Form S-3 during the prior 12 calendar month period that ends on and includes the date of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 15, 2017.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process. By using a shelf registration statement, we may sell securities from time to time and in one or more offerings up to a total dollar amount of $50 million as described in this prospectus. Each time that we offer and sell securities, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the prospectus supplement. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.”

We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

When we refer to “Meridian,” “we,” “our,” “us” and the “Company” in this prospectus, we mean Meridian Waste Solutions, Inc., unless otherwise specified. When we refer to “you,” we mean the holders of the applicable series of securities.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

Available Information

We file reports, proxy statements and other information with the SEC. Information filed with the SEC by us can be inspected and copied at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of this information by mail from the Public Reference Room of the SEC at prescribed rates. Further information on the operation of the SEC’s Public Reference Room in Washington, D.C. can be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains a web site that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

Our website address is http://www.mwsinc.com. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Forms of the documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement at the SEC’s Public Reference Room in Washington, D.C. or through the SEC’s website, as provided above.

Incorporation by Reference

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or replaces that statement.

We incorporate by reference our documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act” in this prospectus, between the date of this prospectus and the termination of the offering of the securities described in this prospectus. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

●	Our Annual Report on Form 10-K and 10-K/A for the year ended December 31, 2016, filed with the SEC on April 17, 2017 and May 31, 2017, respectively.

●	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2017, filed with the SEC on May 22, 2017.

●	Our Current Report on Form 8-K and 8-K/A filed with the SEC on December 29, 2015 and March 30, 2016, respectively.

●	Our Current Report on Form 8-K and 8-K/A filed with the SEC on February 15, 2017, May 1, 2017 and May 31, 2017, respectively.

●	Our Current Reports on Form 8-K filed with the SEC on May 20, 2016, June 9, 2016, June 17, 2016, June 27, 2016, July 25, 2016, September 1, 2016, October 18, 2016, November 7, 2016, December 1, 2016, December 5, 2016, December 15, 2016, January 9, 2017, January 13, 2017, January 26, 2017, February 3, 2017, February 6, 2017, April 24, 2017, April 27, 2017 and June 6, 2017.

●	The description of our Common Stock contained in our Registration Statement on Form S-1, filed with the SEC on September 9, 2016, as amended, and any amendment or report filed with the SEC for the purpose of updating the description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus (other than exhibits, unless they are specifically incorporated by reference in the documents) by writing or telephoning us at the following address:

Meridian Waste Solutions, Inc.

One Glenlake Parkway NE, Suite 900, Atlanta, GA 30328

(770) 691-6350

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus and any accompanying prospectus supplement.

THE COMPANY

Overview

Meridian Waste Solutions, Inc. is an integrated provider of non-hazardous solid waste collection, transfer and disposal services. We currently have all of our operations in Missouri and Virginia but are aggressively looking to expand our presence across the Midwest, South and East regions of the United States.

Corporate Structure

Missouri Waste Operations

Here to Serve — Missouri Waste Division, LLC d/b/a Meridian Waste

Here to Serve — Missouri Waste Division, LLC (“HTS Waste”) is a non-hazardous solid waste management company providing collection services for approximately 45,000 commercial, industrial and residential customers in Missouri. We own one collection operation based out of Bridgeton, Missouri. Approximately 100% of HTS Waste’s 2015 revenue and revenue in 2016 through September 30, 2016, was from collection, utilizing over 60 collection vehicles.

HTS began non-hazardous waste collection operations in May 2014 upon the acquisition of nearly all of the assets from Meridian Waste Services, LLC that in turn became the core of our operations. From our formation through today, we have begun to create the infrastructure needed to expand our operations through acquisitions and market development opportunities.

Christian Disposal, LLC; FWCD

Effective December 22, 2015, the Company consummated the closing of the Amended and Restated Membership Interest Purchase Agreement, dated October 16, 2015, by and among the Company, Timothy M. Drury, Christian Disposal LLC (“Christian Disposal”), FWCD, LLC (“FWCD”), Missouri Waste and Georgia Waste; as amended by that certain First Amendment thereto, dated December 4, 2015, pursuant to which Christian Disposal became a wholly-owned subsidiary of the Company in exchange for: (i) Thirteen Million Dollars ($13,000,000), subject to working capital adjustment, (ii) 87,500 shares of the Company’s Common Stock, (iii) a Convertible Promissory Note in the amount of One Million Two Hundred Fifty Thousand Dollars ($1,250,000), bearing interest at 8% per annum and (iv) an additional purchase price of Two Million Dollars ($2,000,000), due upon completion of an extension under a certain contract to which Christian Disposal is party (the “Additional Purchase Price”), each payable to the former stockholders of Christian Disposal. The Additional Purchase Price has not, and likely will not, become due, as it presently appears that an extension will not be granted in connection with the relevant contract.

Christian Disposal, along with its subsidiary, FWCD, LLC, is a non-hazardous solid waste management company providing collection and transfer services for approximately 35,000 commercial, industrial and residential customers in Missouri. Christian Disposal’s collection operation is based out of Winfield, Missouri. Along with operations in Winfield, Christian Disposal operates two transfer stations, in O’Fallon, Missouri and St. Peters, Missouri, and owns one transfer station, in Winfield, Missouri. Approximately 100% of Christian Disposal and FWCD’s 2015 revenue and revenue in 2016 through September 30, 2016 was from collection and transfer, utilizing over 35 collection vehicles.

Christian Disposal began non-hazardous waste collection operations in 1978. Our acquisition of Christian Disposal is a key element of our strategy to create the vertically integrated infrastructure needed to expand our operations.

Meridian Land Company, LLC (Assets of Eagle Ridge Landfill & Hauling)

Effective December 22, 2015, Meridian Land Company, LLC, a wholly-owned subsidiary of the Company, consummated the closing of that certain Asset Purchase Agreement, dated November 13, 2015, by and between Meridian Land Company, LLC and Eagle Ridge Landfill, LLC (“Eagle”), as amended by that certain Amendment to Asset Purchase Agreement, dated December 18, 2015, to which the Company and WCA Waste Corporation are also party, pursuant to which the Company, through Meridian Land Company, LLC, purchased from Eagle, a landfill in Pike County, Missouri (the “Eagle Ridge Landfill”) and substantially all of the assets used by Eagle related to the Eagle Ridge Landfill, including certain debts, in exchange for $9,506,500 in cash, subject to a working capital adjustment.

The Eagle Ridge Landfill is currently permitted to accept municipal solid waste. The Eagle Ridge Landfill is located in Bowling Green, Missouri. Meridian Land Company currently owns 265 acres at Eagle Ridge with 56.7 acres permitted and constructed to receive waste.

In addition to the Eagle Ridge Landfill, the Company operates, through Meridian Land Company, hauling operations in Bowling Green, Missouri, servicing commercial, residential and roll off customers in this market. The Company will be looking to expand its footprint in the market through an aggressive sales and marketing strategy, as well as through additional acquisitions.

Virginia Waste Operations

The CFS Group, LLC; The CFS Disposal & Recycling Services, LLC; RWG5, LLC

On February 15, 2017, the Company consummated the closing of the Membership Interest Purchase Agreement (the “Virginia Purchase Agreement”) by and between the Company and Waste Services Industries, LLC (“Seller”), pursuant to which the Company purchased from Seller 100% of the membership interests of The CFS Group, LLC (“CFS”), The CFS Disposal & Recycling Services, LLC (“CFS Disposal”), RWG5, LLC (“RWG5” and, together with CFS and CFS Disposal, the “CFS Companies”), in exchange for the following: (i) $40,000,000 in cash and assumption of certain capital leases, subject to a working capital adjustment in accordance with Section 2.6 of the Virginia Purchase Agreement and (ii) 500,000 shares of the Company’s common stock.

Collectively, the CFS Companies are non-hazardous solid waste management companies providing collection and transfer services for more than 30,000 commercial, industrial and residential customers in Virginia, with main facilities in Petersburg, Virginia and satellite facilities in Lunenberg, Virginia and Prince George, Virginia. Along with collection operations in Petersburg, the CFS Companies operate a transfer station, in Lunenberg, and owns two landfills, in Petersburg and Lunenberg. Approximately 81% of the CFS Companies’ 2015 revenue was from collection and transfer, utilizing over 60 collection vehicles.

Our acquisition of the CFS Companies is a key element of our strategy to create the vertically integrated infrastructure needed to expand our operations.

Customers

For the nine months ended September 30, 2016, Meridian has one municipal contract that accounted for 11% of HTS Waste’s long-term contracted revenue for such period. Meridian had two municipal contracts, the first of which accounted for 26%, and the second of which accounted for 18%, of HTS Waste’s long-term contracted revenue for the year ended December 31, 2015.

Collection Services

Meridian, through its subsidiaries, provides solid waste collection services to approximately 65,000 industrial, commercial and residential customers in the Metropolitan St. Louis, Missouri area. In 2015, its collection revenue consisted of approximately 17% from services provided to industrial customers, 13% from services provided to commercial customers and 70% from services provided to residential customers.

In our commercial collection operations, we supply our customers with waste containers of various types and sizes. These containers are designed so that they can be lifted mechanically and emptied into a collection truck to be transported to a disposal facility. By using these containers, we can service most of our commercial customers with trucks operated by a single employee. Commercial collection services are generally performed under service agreements with a duration of one to five years with possible renewal options. Fees are generally determined by such considerations as individual market factors, collection frequency, the type of equipment we furnish, the type and volume or weight of the waste to be collected, the distance to the disposal facility and the cost of disposal.

Residential solid waste collection services often are performed under contracts with municipalities, which we generally secure by competitive bid and which give us exclusive rights to service all or a portion of the homes in these municipalities. These contracts usually range in duration from one to five years with possible renewal options. Generally, the renewal options are automatic upon the mutual agreement of the municipality and the provider; however, some agreements provide for mandatory re-bidding. Alternatively, residential solid waste collection services may be performed on a subscription basis, in which individual households or homeowners’ or similar associations contract directly with us. In either case, the fees received for residential collection are based primarily on market factors, frequency and type of service, the distance to the disposal facility and the cost of disposal.

Additionally, we rent waste containers and provide collection services to construction, demolition and industrial sites. We load the containers onto our vehicles and transport them with the waste to either a landfill or a transfer station for disposal. We refer to this as “roll-off” collection. Roll-off collection services are generally performed on a contractual basis. Contract terms tend to be shorter in length, in some cases having terms of only six months, and may vary according to the customers’ underlying projects.

Transfer and Disposal Services

Landfills are the main depository for solid waste in the United States. Solid waste landfills are built, operated, and tied to a state permit under stringent federal, state and local regulations. Currently, solid waste landfills in the United States must be designed, permitted, operated, closed and maintained after closure in compliance with federal, state and local regulations pursuant to Subtitle D of the Resource Conservation and Recovery Act of 1976, as amended. We do not operate hazardous waste landfills, which may be subject to even greater regulations. Operating a solid waste landfill includes excavating, constructing liners, continually spreading and compacting waste and covering waste with earth or other inert material as required, final capping, closure and post-closure monitoring. The objectives of these operations are to maintain sanitary conditions, to ensure the best possible use of the airspace and to prepare the site so that it can ultimately be used for other end use purposes.

Access to a disposal facility is a necessity for all solid waste management companies. While access to disposal facilities owned or operated by third parties can be obtained, we believe that it is preferable to internalize the waste streams when possible. Meridian is targeting further geographic, as well as operational expansion by focusing on markets with transfer stations and landfills available for acquisition.

Our transfer stations allow us to consolidate waste for subsequent transfer in larger loads, thereby making disposal in our otherwise remote landfills economically feasible. A transfer station is a facility located near residential and commercial collection routes where collection trucks take the solid waste that has been collected. The waste is unloaded from the collection trucks and reloaded onto larger transfer trucks for transportation to a landfill for final disposal. Transfer stations are generally owned by municipalities, with contracts to operate such transfer stations awarded based on bids. As an alternative to operating a transfer station directly, we could negotiate the use of a transfer station owned by a private party or operated by a competitor, which may not be as profitable as operating our own transfer station. In addition to increasing our ability to internalize the waste that our collection operations collect, using transfer stations reduces the costs associated with transporting waste to final disposal sites because the trucks we use for transfer have a larger capacity than collection trucks, thus allowing more waste to be transported to the disposal facility on each trip.

Our Operating Strengths

Experienced Leadership

We have a proven and experienced senior management team. Our Chief Executive Officer, Jeffrey S. Cosman, and President and COO Walter H. Hall, Jr. combine over 35 years of experience in the solid waste industry, including significant experience in local and regional operations, local and regional accounting, mergers & acquisitions, integration and the development of disposal capacity. Members of our team have held senior positions at Republic Services, Advanced Disposal, Southland Waste Services and Browning Ferris Industries. Our team has a proven track record with development and implementation of strategic marketplace plans, sales, safety, acquisitions, and coordination of assets and personnel. While our senior leadership team creates and drives our overall growth strategy, we rely on a decentralized management structure which does not interfere with local management and may afford us the opportunity to capitalize on growth and cost reduction at the local level.

Vertically Integrated Operations

The vertical integration of our operations allows us to manage the waste stream from the point of collection through disposal, which we hope will enable us to maximize profit by controlling costs and gaining competitive advantages, while still providing high-quality service to our customers. In the St. Louis market, because we have integrated our network of collection, transfer and disposal assets, primarily using our own resources, we generate a steady, predictable stream of waste volume and capture an incremental disposal margin. We charge tipping fees to third-party collection service providers for the use of our transfer stations or landfills, providing a source of recurring revenue. We believe this internalization rate provides us with a significant cost advantage over our competitors, positioning us well to win additional profitable business through new customer acquisition and municipal contract awards. We also believe this vertically integrated structure enables us to quickly and efficiently integrate future acquisitions of transfer stations, collection operations or landfills into our current operations.

Landfill and Transfer Station Assets

We have one active and strategically located landfill at the core of our integrated operations which we believe provides us a significant competitive advantage in Missouri, in that we do not need to use our competitors’ landfills. Our landfill has substantial remaining airspace.

The value of our landfill may be further enhanced by synergies associated with our vertically integrated operations, including our transfer stations, which enable us to cover a greater geographic area surrounding the landfill, and provide competitive advantages in that we would not need to use our competitors’ landfills. In our experience there has generally been a shift towards fewer, larger landfills, which has resulted in landfills that are generally located farther from population centers, with waste being transported longer distances between collection and disposal, typically after consolidation at a transfer station. With a landfill, transfer stations and collection services in place, we aim to provide vertically integrated operations that cover the substantial geographic area surrounding the landfill.

Acquisition Integration and Municipal Contracts

Our business model contemplates our ability to execute and integrate value-enhancing, tuck-in acquisitions and win new municipal contracts as a core component of our growth.

As a management team, we have experience executing large-scale transactions by direct association with our historical success at Republic Services, Advanced Disposal and Browning Ferris Industries. In addition to significantly expanding our scale of operations, the acquisitions of Christian Disposal and Eagle Ridge Landfill enhanced our geographic footprint by providing us with complementary operations throughout the state of Missouri. This has helped us realize cost efficiencies through improved internalization by virtue of increased route concentration and more efficient utilization of our assets.

Finally, our management team has demonstrated success in municipal contract bidding, as we currently serve approximately 30 municipalities and townships via contracts, historical arrangements or subscriptions with residents.

Long-Term Contracts

We serve approximately 65,000 residential, commercial and Construction and Industrial customers, with no single customer representing more than 12% of revenue in 2015. Our municipal customer relationships are generally supported by contracts ranging from three to seven years in initial duration with subsequent renewal periods, and we have a historical renewal rate of 100% with such customers. Our standard C&I service agreement is a five-year renewable agreement. We believe our customer relationships, long-term contracts and exceptional retention rate provide us with a high degree of stability as we continue to grow.

Customer Service

We maintain a central focus on customer service and we pride ourselves on trying to consistently exceed our customers’ expectations. We believe investing in our customers’ satisfaction will ultimately maximize customer loyalty price stability.

Commitment to Safety

The safety of our employees and customers is extremely important to us and we have a strong track record of safety and environmental compliance. We constantly review and assess our policies practices and procedures in order to create a safer work environment for our employees and to reduce the frequency of workplace injuries.

Our Growth Strategy

Growth of Existing Markets

We believe that as the residential population and number of businesses grow in our existing market, we will see waste volumes increase organically. We seek to remain active and alert with respect to the changing landscapes in the communities in which we already provide service in order obtain long-term contracts for collecting solid waste for residential collection, collection from municipalities, as well as collection from small and large commercial and industrial contracts. Obtaining long-term contracts may enable us to grow our revenue base at the same rate as the underlying economic growth in these markets. Furthermore, securing long-term contracts provides a significant barrier to entry from competitors in these markets.

Expanding into New Markets

Our operating model focuses on vertically integrated operations. We continue to pursue a growth strategy that includes acquiring solid waste companies that complement our existing business. Our goal is to create market-specific, vertically integrated operations consisting of one or more collection operations, transfer stations and landfills.

As we expand, we plan to focus our business in the secondary markets where competition from national service providers is limited. We plan to start new market development projects in certain disposal-neutral markets in which we will provide services under exclusive arrangements with municipal customers, which facilitates highly-efficient and profitable collection operations and lower capital requirements. We believe this strategic focus positions us to maintain significant share within our target markets, maximize customer retention and benefit from a higher and more stable pricing environment.

Acquisition and Integration

Our revenue model is based on organic growth of operations, the acquisition of established operations in new markets as well as being able execute value-adding, tuck-in acquisitions. We hope to direct acquisition efforts towards those markets in which we would be able to provide vertically integrated collection and disposal services and/or provide waste collection services, pursuant to contracts that grant exclusivity. Prior to acquisition, we analyze each prospective target for cost savings through the elimination of inefficiencies and excesses that are typically associated with private companies competing in fragmented industries. We aim to realize synergies from consolidating businesses into our existing operations, which we hope will allow us to reduce capital and expense requirements associated with truck routing, personnel, fleet maintenance, inventories and back-office administration.

Pursue Additional Exclusive Municipal Contracts

We intend to devote significant resources to securing additional municipal contracts. Our management team is well versed in bidding for municipal contracts with over 35 years of experience and working knowledge in the solid waste industry and local service areas in existing and target markets. We hope to procure and negotiate additional exclusive municipal contracts, allowing us to maintain stable recurring revenue but also providing a significant barrier to entry to our competitors in those markets.

Invest in Strategic Infrastructure

We will continue to invest in our infrastructure to support growth and increase our margins. Given the long remaining life of our existing landfill, we will invest resources toward its development and enhancement in order to increase our disposal capacity. Similarly, we will continue to evaluate opportunities to maximize the efficiency of our collection operations.

Waste Industry Overview

The non-hazardous solid waste industry can be divided into the following three categories: collection, transfer and disposal services. In our management’s experience, companies engaging in collection and/or transfer operations of solid waste typically have lower margins than those performing disposal service operations. By vertically integrating collection, transfer and disposal operations, operators seek to capture significant waste volumes and improve operating margins.

During the past four decades, our industry has experienced periods of substantial consolidation activity; however, we believe significant fragmentation remains. We believe that there are two primary factors that lead to consolidation:

●	Stringent industry regulations have caused operating and capital costs to rise, with many local industry participants finding these costs difficult to bear and deciding to either close their operations or sell them to larger operators; and

●	Larger operators are increasingly pursuing economies of scale by vertically integrating their operations or by utilizing their facility, asset and management infrastructure over larger volumes and, accordingly, larger solid waste collection and disposal companies aim to become more cost-effective and competitive by controlling a larger waste stream and by gaining access to significant financial resources to make acquisitions.

Competition

The solid waste collection and disposal industry is highly competitive and, following consolidation, remains fragmented, and requires substantial labor and capital resources. The industry presently includes large, publicly-held, national waste companies such as Republic Services, Inc. and Waste Management, Inc., as well as numerous other public and privately-held waste companies. Our existing market and certain of the markets in which we will likely compete are served by one or more of these companies, as well as by numerous privately-held regional and local solid waste companies of varying sizes and resources, some of which have accumulated substantial goodwill in their markets. We also compete with operators of alternative disposal facilities and with counties, municipalities and solid waste districts that maintain their own waste collection and disposal operations. Public sector operations may have financial advantages over us because of potential access to user fees and similar charges, tax revenues and tax-exempt financing.

We compete for collection based primarily on geographic location and the price and quality of our services. From time to time, our competitors may reduce the price of their services in an effort to expand their market share or service areas or to win competitively bid municipal contracts. These practices may cause us to reduce the price of our services or, if we elect not to do so, to lose business.

Our management has observed significant consolidation in the solid waste collection and disposal industry, and, as a result of this perceived consolidation, we encounter competition in our efforts to acquire landfills, transfer stations and collection operations. Competition exists not only for collection, transfer and disposal volume but also for acquisition candidates. We generally compete for acquisition candidates with large, publicly-held waste management companies, private equity backed firms as well as numerous privately-held regional and local solid waste companies of varying sizes and resources. Competition in the disposal industry may also be affected by the increasing national emphasis on recycling and other waste reduction programs, which may reduce the volume of waste deposited in landfills. Accordingly, it may become uneconomical for us to make further acquisitions or we may be unable to locate or acquire suitable acquisition candidates at price levels and on terms and conditions that we consider appropriate, particularly in markets we do not already serve.

Sales and Marketing

We focus our marketing efforts on increasing and extending business with existing customers, as well as increasing our new customer base. Our sales and marketing strategy is to provide prompt, high quality, comprehensive solid waste collection to our customers at competitive prices. We target potential customers of all sizes, from small quantity generators to large companies and municipalities. Because the waste collection and disposal business is a highly localized business, most of our marketing activity is local in nature.

Government Contracts

We are party to contracts with municipalities and other associations and agencies. Many of these contracts are or will be subject to competitive bidding. We may not be the successful bidder, or we may have to substantially lower prices in order to be the successful bidder. In addition, some of our customers may have the right to terminate their contracts with us before the end of the contract term.

Municipalities may annex unincorporated areas within counties where we provide collection services, and as a result, our customers in annexed areas may be required to obtain service from competitors who have been franchised or contracted by the annexing municipalities to provide those services. Some of the local jurisdictions in which we currently operate grant exclusive franchises to collection and disposal companies, others may do so in the future, and we may enter markets where franchises are granted by certain municipalities, thereby reducing the potential market opportunity for us.

Regulation

Our business is subject to extensive and evolving federal, state and local environmental, health, safety and transportation laws and regulations. These laws and regulations are administered by the U.S. Environmental Protection Agency, or EPA, and various other federal, state and local environmental, zoning, air, water, transportation, land use, health and safety agencies. Many of these agencies regularly inspect our operations to monitor compliance with these laws and regulations. Governmental agencies have the authority to enforce compliance with these laws and regulations and to obtain injunctions or impose civil or criminal penalties in cases of violations. We believe that regulation of the waste industry will continue to evolve, and we will adapt to future legal and regulatory requirements to ensure compliance.

The bond for our landfill is approximately $7.4 million, with premiums in the approximate amount of $250,000.

Our operations are subject to extensive regulation, principally under the federal statutes described below.

The Resource Conservation and Recovery Act of 1976, as amended, or RCRA. RCRA regulates the handling, transportation and disposal of hazardous and non-hazardous wastes and delegates authority to states to develop programs to ensure the safe disposal of solid wastes. On October 9, 1991, the EPA promulgated Solid Waste Disposal Facility Criteria for non-hazardous solid waste landfills under Subtitle D of RCRA. Subtitle D includes location standards, facility design and operating criteria, closure and post-closure requirements, financial assurance standards and groundwater monitoring, as well as corrective action standards, many of which had not commonly been in place or enforced at landfills. Subtitle D applies to all solid waste landfill cells that received waste after October 9, 1991, and, with limited exceptions, required all landfills to meet these requirements by October 9, 1993. All states in which we operate have EPA-approved programs which implemented at least the minimum requirements of Subtitle D and in some states even more stringent requirements.

The Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or CERCLA. CERCLA, which is also known as Superfund, addresses problems created by the release or threatened release of hazardous substances (as defined in CERCLA) into the environment. CERCLA’s primary mechanism for achieving remediation of such problems is to impose strict joint and several liability for cleanup of disposal sites on current owners and operators of the site, former site owners and operators at the time of disposal and parties who arranged for disposal at the facility (i.e., generators of the waste and transporters who select the disposal site). The costs of a CERCLA cleanup can be substantial. In addition to ordering remediation work to be undertaken, federal or state agencies can perform remediation work themselves and seek reimbursement of their costs from potentially liable parties, and may record liens to enforce their cost recovery claims. Beyond cleanup costs, federal and state agencies may also assert claims for damages to natural resources, like groundwater aquifers, surface water bodies and ecosystems. Liability under CERCLA is not dependent on the existence or intentional disposal of “hazardous wastes” (as defined under RCRA), but can also be based upon the release or threatened release, even as a result of lawful, unintentional and non-negligent action, of any one of the more than 700 “hazardous substances” listed by the EPA, even in minute amounts.

The Federal Water Pollution Control Act of 1972, as amended, or the Clean Water Act. This act establishes rules regulating the discharge of pollutants into streams and other waters of the United States (as defined in the Clean Water Act) from a variety of sources, including solid waste disposal sites. If wastewater or stormwater from our transfer stations may be discharged into surface waters, the Clean Water Act requires us to apply for and obtain discharge permits, conduct sampling and monitoring and, under certain circumstances, reduce the quantity of pollutants in those discharges. In 1990, the EPA issued additional rules under the Clean Water Act, which establish standards for management of storm water runoff from landfills and which require landfills that receive, or in the past received, industrial waste to obtain storm water discharge permits. In addition, if a landfill or transfer station discharges wastewater through a sewage system to a publicly-owned treatment works, the facility must comply with discharge limits imposed by the treatment works. Also, if development of a landfill may alter or affect “wetlands,” the owner may have to obtain a permit and undertake certain mitigation measures before development may begin. This requirement is likely to affect the construction or expansion of many solid waste disposal sites.

The Clean Air Act of 1970, as amended, or the Clean Air Act. The Clean Air Act provides for increased federal, state and local regulation of the emission of air pollutants. The EPA has applied the Clean Air Act to solid waste landfills and vehicles with heavy duty engines, such as waste collection vehicles. Additionally, in March 1996, the EPA adopted New Source Performance Standards and Emission Guidelines (the “Emission Guidelines”) for municipal solid waste landfills to control emissions of landfill gases. These regulations impose limits on air emissions from solid waste landfills. The Emission Guidelines impose two sets of emissions standards, one of which is applicable to all solid waste landfills for which construction, reconstruction or modification was commenced before May 30, 1991. The other applies to all municipal solid waste landfills for which construction, reconstruction or modification was commenced on or after May 30, 1991. These guidelines, combined with the new permitting programs established under the Clean Air Act, could subject solid waste landfills to significant permitting requirements and, in some instances, require installation of gas recovery systems to reduce emissions to allowable limits. The EPA also regulates the emission of hazardous air pollutants from municipal landfills and has promulgated regulations that require measures to monitor and reduce such emissions.

Climate Change. A variety of regulatory developments, proposals or requirements have been introduced that are focused on restricting the emission of carbon dioxide, methane and other gases known as greenhouse gases. Congress has considered legislation directed at reducing greenhouse gas emissions. There has been support in various regions of the country for legislation that requires reductions in greenhouse gas emissions, and some states have already adopted legislation addressing greenhouse gas emissions from various sources. In 2007, the U.S. Supreme Court held in Massachusetts, et al. v. EPA that greenhouse gases are an “air pollutant” under the federal Clean Air Act and, thus, subject to future regulation. In a move toward regulating greenhouse gases, on December 15, 2009, the EPA published its findings that emission of carbon dioxide, methane and other greenhouse gases present an endangerment to human health and the environment because greenhouse gases are, according to EPA, contributing to climate change. On October 30, 2009, the EPA published the greenhouse gas reporting final rule, effective December 29, 2009, which establishes a new comprehensive scheme requiring certain specified industries as well as operators of stationary sources emitting more than established annual thresholds of carbon dioxide-equivalent greenhouse gases to inventory and report their greenhouse gas emissions annually. Municipal solid waste landfills are subject to the rule. In 2009, the EPA also proposed regulations that would require a reduction in emissions of greenhouse gases from motor vehicles. According to the EPA, the final motor vehicle greenhouse gas standards will trigger construction and operating permit requirements for stationary sources that exceed potential-to-emit (PTE) thresholds for regulated pollutants. As a result, the EPA has proposed to tailor these programs such that only large stationary sources, such as electric generating units, cement production facilities, and petroleum refineries will be required to have air permits that authorize greenhouse gas emissions.

The Occupational Safety and Health Act of 1970, as amended, or OSHA. OSHA establishes certain employer responsibilities, including maintenance of a workplace free of recognized hazards likely to cause death or serious injury, compliance with standards promulgated by the Occupational Safety and Health Administration and various record keeping, disclosure and procedural requirements. Various standards, including standards for notices of hazards, safety in excavation and demolition work and the handling of asbestos, may apply to our operations.

Flow Control/Interstate Waste Restrictions. Certain permits and approvals, as well as certain state and local regulations, may limit a landfill or transfer station to accepting waste that originates from specified geographic areas, restrict the importation of out-of-state waste or wastes originating outside the local jurisdiction or otherwise discriminate against non-local waste. From time to time, federal legislation is proposed that would allow some local flow control restrictions. Although no such federal legislation has been enacted to date, if such federal legislation should be enacted in the future, states in which we use landfills could limit or prohibit the importation of out-of-state waste or direct that wastes be handled at specified facilities. These restrictions could also result in higher disposal costs for our collection operations. If we were unable to pass such higher costs through to our customers, our business, financial condition and operating results could be adversely affected.

State and Local Regulation. Each state in which we now operate or may operate in the future has laws and regulations governing the generation, storage, treatment, handling, transportation and disposal of solid waste, occupational safety and health, water and air pollution and, in most cases, the siting, design, operation, maintenance, closure and post-closure maintenance of landfills and transfer stations. State and local permits and approval for these operations may be required and may be subject to periodic renewal, modification or revocation by the issuing agencies. In addition, many states have adopted statutes comparable to, and in some cases more stringent than, CERCLA. These statutes impose requirements for investigation and cleanup of contaminated sites and liability for costs and damages associated with such sites, and some provide for the imposition of liens on property owned by responsible parties. Furthermore, many municipalities also have ordinances, local laws and regulations affecting our operations. These include zoning and health measures that limit solid waste management activities to specified sites or activities, flow control provisions that direct or restrict the delivery of solid wastes to specific facilities, laws that grant the right to establish franchises for collection services and then put such franchises out for bid and bans or other restrictions on the movement of solid wastes into a municipality.

Certain state and local jurisdictions may also seek to enforce flow control restrictions through local legislation or contractually. In certain cases, we may elect not to challenge such restrictions. These restrictions could reduce the volume of waste going to landfills in certain areas, which may adversely affect our ability to operate our landfills at their full capacity and/or reduce the prices that we can charge for landfill disposal services. These restrictions may also result in higher disposal costs for our collection operations. If we were unable to pass such higher costs through to our customers, our business, financial condition and operating results could be adversely affected.

Permits or other land use approvals with respect to a landfill, as well as state or local laws and regulations, may specify the quantity of waste that may be accepted at the landfill during a given time period and/or specify the types of waste that may be accepted at the landfill. Once an operating permit for a landfill is obtained, it must generally be renewed periodically.

There has been an increasing trend at the state and local level to mandate and encourage waste reduction and recycling and to prohibit or restrict the disposal in landfills of certain types of solid wastes, such as construction and demolition debris, yard wastes, food waste, beverage containers, unshredded tires, lead-acid batteries, paper, cardboard and household appliances.

Many states and local jurisdictions have enacted “bad boy” laws that allow the agencies that have jurisdiction over waste services contracts or permits to deny or revoke these contracts or permits based on the applicant’s or permit holder’s compliance history. Some states and local jurisdictions go further and consider the compliance history of the parent, subsidiaries or affiliated companies, in addition to that of the applicant or permit holder. These laws authorize the agencies to make determinations of an applicant’s or permit holder’s fitness to be awarded a contract to operate and to deny or revoke a contract or permit because of unfitness unless there is a showing that the applicant or permit holder has been rehabilitated through the adoption of various operating policies and procedures put in place to assure future compliance with applicable laws and regulations.

Some state and local authorities enforce certain federal laws in addition to state and local laws and regulations. For example, in some states, RCRA, OSHA, parts of the Clean Air Act and parts of the Clean Water Act are enforced by local or state authorities instead of the EPA, and in some states those laws are enforced jointly by state or local and federal authorities.

Public Utility Regulation. In many states, public authorities regulate the rates that landfill operators may charge.

Seasonality

Based on our industry and our historic trends, we expect our operations to vary seasonally. Typically, revenue will be highest in the second and third calendar quarters and lowest in the first and fourth calendar quarters. These seasonal variations result in fluctuations in waste volumes due to weather conditions and general economic activity. We also expect that our operating expenses may be higher during the winter months due to periodic adverse weather conditions that can slow the collection of waste, resulting in higher labor and operational costs.

Employees

As of December 31, 2016, we have approximately 180 full-time employees. None of our employees are represented by a labor union. We have not experienced any work stoppages and we believe that our relations with our employees are good.

Properties

Our principal executive office is located at 12540 Broadwell Road, Suite 2104, Milton, Georgia and is an approximately 3,500 sq. ft. office space rented at a rate of $2,600 per month. We also lease approximately 8,500 sq. ft. of office space rented at a rate of $23,000 per month in Bridgeton, Missouri. It is our belief that such space is adequate for our immediate office needs. Additional space may be required as we expand our business activities, but we do not foresee any significant difficulties in obtaining additional office facilities if deemed necessary.

Our principal property and equipment is comprised of land, a landfill, buildings, vehicles and equipment in the State of Missouri. In addition, we lease real property and own a landfill. These properties are sufficient to meet the Company’s current operational needs; however, the Company is exploring the potential acquisition and/or leasing of additional properties pursuant to its growth strategies.

Legal Proceedings

There are no material proceedings to which any director or officer, or any associate of any such director or officer, is a party that is adverse to our Company or any of our subsidiaries or has a material interest adverse to our Company or any of our subsidiaries. No director or executive officer has been a director or executive officer of any business which has filed a bankruptcy petition or had a bankruptcy petition filed against it during the past ten years. Except as described below, no current director or executive officer has been convicted of a criminal offense or is the subject of a pending criminal proceeding during the past ten years. No current director or executive officer has been the subject of any order, judgment or decree of any court permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities during the past ten years. No current director or officer has been found by a court to have violated a federal or state securities or commodities law during the past ten years.

In addition, there are no material proceedings to which any affiliate of our Company, or any owner of record or beneficially of more than five percent of any class of voting securities of our Company, is a party that is adverse to our Company or any of our subsidiaries or has a material interest adverse to our Company or any of our subsidiaries. We are not currently involved in any litigation that we believe could have a material adverse effect on our financial condition or results of operations.

However, from time to time, we may become involved in various lawsuits and legal proceedings that arise in the ordinary course of business. Litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. You should carefully consider the risk factors incorporated by reference to our Registration Statement on Form S-1, filed with the SEC on September 9, 2016, as amended, our most recent Annual Report on Form 10-K and 10-K/A and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K and 8-K/A we file after the date of this prospectus, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

SPECIAL NOTICE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties, principally in the sections entitled “Risk Factors.” All statements other than statements of historical fact contained in this prospectus, including statements regarding future events, our future financial performance, business strategy and plans and objectives of management for future operations, are forward-looking statements. We have attempted to identify forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should,” or “will” or the negative of these terms or other comparable terminology. Although we do not make forward looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks outlined under “Risk Factors” or elsewhere in this prospectus, which may cause our or our industry’s actual results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by which, that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from what is expressed in or suggested by the forward-looking statements.

Forward-looking statements speak only as of the date they are made. You should not put undue reliance on any forward-looking statements. We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is not complete and may not contain all the information you should consider before investing in our capital stock. This description is summarized from, and qualified in its entirety by reference to, our Certificate of Incorporation and Bylaws, which have been publicly filed with the SEC. See “Where You Can Find More Information; Incorporation by Reference.”

Our authorized capital stock consists of 75,000,000 shares of common stock, par value of $0.025 per share, and 5,000,000 shares of preferred stock, par value of $0.001 per share. As of June 13, 2017 there were 7,354,420 shares of our common stock issued and outstanding held by 145 holders of record. We currently have (i) 51 shares of Series A Preferred Stock authorized of which 51 shares of Series A Preferred Stock are issued and outstanding; (ii) 71,120 shares of Series B Preferred Stock authorized of which 0 shares of Series B Preferred Stock are issued and outstanding; (iii) 67,361 shares of Series C Preferred Stock authorized of which 0 shares of Series C Preferred Stock are issued and outstanding; and (iv) 4,861,468 shares of undesignated “blank check” preferred stock.

Common Stock

Each share of our common stock entitles its holder to one vote in the election of each director and on all other matters voted on generally by our stockholders. No share of our common stock affords any cumulative voting rights. This means that the holders of a majority of the voting power of the shares voting for the election of directors can elect all directors to be elected if they choose to do so.

Holders of our common stock will be entitled to dividends in such amounts and at such times as our Board of Directors in its discretion may declare out of funds legally available for the payment of dividends. We currently do not anticipate paying any cash dividends on the common stock in the foreseeable future. Any future dividends will be paid at the discretion of our Board of Directors after taking into account various factors, including:

●	general business conditions;

●	industry practice;

●	our financial condition and performance;

●	our future prospects;

●	our cash needs and capital investment plans;

●	our obligations to holders of any preferred stock we may issue;

●	income tax consequences; and

●	the restrictions New York and other applicable laws and our credit arrangements may impose, from time to time.

If we liquidate or dissolve our business, the holders of our common stock will share ratably in all our assets that are available for distribution to our stockholders after our creditors are paid in full and the holders of all series of our outstanding preferred stock, if any, receive their liquidation preferences in full.

Our common stock has no preemptive rights and is not convertible or redeemable or entitled to the benefits of any sinking or repurchase fund.

Preferred Stock

The Company has 5,000,000 authorized shares of preferred stock par value $0.001 per share, which have three classes. The Series A Preferred Stock has 51 shares issued and outstanding, the Series B Preferred Stock has 0 shares issued and outstanding and the Series C Preferred Stock has 0 shares issued and outstanding.

Our Board has the authority, within the limitations and restrictions in our certificate of incorporation, to issue shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any series or the designation of any series, without further vote or action by the stockholders. The issuance of shares of preferred stock may have the effect of delaying, deferring or preventing a change in our control without further action by the stockholders. The issuance of shares of preferred stock with voting and conversion rights may adversely affect the voting power of the holders of our common stock. In some circumstances, this issuance could have the effect of decreasing the market price of our common stock.

Undesignated preferred stock may enable our Board to render more difficult or to discourage an attempt to obtain control of our company by means of a tender offer, proxy contest, merger or otherwise, and thereby to protect the continuity of our management. The issuance of shares of preferred stock may adversely affect the rights of our common stockholders. For example, any shares of preferred stock issued may rank prior to the common stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of common stock. As a result, the issuance of shares of preferred stock, or the issuance of rights to purchase shares of preferred stock, may discourage an unsolicited acquisition proposal or bids for our common stock or may otherwise adversely affect the market price of our common stock or any existing preferred stock.

Series A Preferred Stock

Each share of the Series A Preferred Stock has no conversion rights, is senior to any other class or series of capital stock of the Company and special voting rights. Each one (1) share of Series A Preferred Stock shall have voting rights equal to (x) 0.019607 multiplied by the total issued and outstanding Common Stock eligible to vote at the time of the respective vote (the “Numerator”), divided by (y) 0.49, minus (z) the Numerator.

The Company and the holder(s) of the Series A Preferred Stock intend to reach agreement providing for the cancelation of the Series A Preferred Stock at such time that the holder(s) no longer have in place any personal guaranties on the Company’s liabilities, provided that such disposition of the Series A Preferred Stock by the holder(s) thereof would not result in an event of default under any material contract of the Company. There can be no assurances, however, that any such agreement with respect to the terms of the Series A Preferred Stock will occur.

There are currently 51 shares of Series A Preferred Stock outstanding.

Series B Preferred Stock

Holders of the Series B Preferred Stock shall be entitled to receive when and if declared by the Board of Directors cumulative dividends at a rate of twelve percent (12%) of the Original Issue Price. In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, the holders of Series B Preferred Stock shall be entitled to receive, immediately prior and in preference to any distribution to holders of the Company’s common stock, an amount per share equal to the sum of $100.00 and any accrued and unpaid dividends of the Series B Preferred Stock. Each share of Series B Preferred Stock may be converted at the option of the holder into the Company’s common stock. The shares shall be converted using the “Conversion Formula” set forth in the Series B Preferred Stock Certificate of Designations, which is equal to the Original Issue Price divided by 75% of the average closing bid price of the Common Stock for the five (5) consecutive trading days ending on the trading day of the receipt by the Company of the applicable notice of conversion. In no event shall a holder of Series B Preferred Stock be entitled to make conversions that would result in beneficial ownership by such holder and its affiliates of more than 9.99% of the outstanding shares of Common Stock of the Company. The Series B Preferred Stock may be redeemed at the Company’s option, in whole or in part, at any time and from time to time, at a redemption price per share equal to $100 per share, plus any accrued and unpaid dividends on the shares to be redeemed; provided, however, that if there are any accrued yearly dividends on the Series B Preferred Stock which have not been paid or declared and a sum sufficient for the payment thereof set apart, the Company may not redeem any shares of Series B Preferred Stock unless all then outstanding shares of such stock are so redeemed.

There are currently no shares of Series B Preferred Stock outstanding.

Series C Preferred Stock

Holders of the Series C Preferred Stock shall be entitled to receive dividends out of any assets legally available at a rate of eight percent (8%) per share per annum, payable quarterly. In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, the holders of the Series C Preferred Stock shall be entitled to receive, immediately prior and in preference to any distribution to the holders of the Company’s other equity securities, including the Common Stock, Series A Preferred Stock, and Series B Preferred Stock, a liquidation preference equal to $22.40 per share plus all accrued and unpaid dividends of the Series C Preferred Stock. Pursuant a Qualified Offering, the shares of Series C Preferred Stock were automatically converted at a conversion price that reflected a 20% discount to the price of the Common Stock pursuant to such Qualified Offering.

There are currently no shares of Series C Preferred Stock outstanding.

Options and Warrants

As of June 13, 2017, we have 12,250 outstanding options and 3,112,871 shares issuable upon the exercise of warrants. There are no other outstanding warrants or options at this time.

Anti-Takeover Provisions

Mr. Jeffrey S. Cosman, our chief executive officer, is the beneficial owner of 100% of the outstanding shares of the Company’s Series A Preferred Stock. As a result, our chief executive officer would have significant influence over most matters that require approval by our stockholders, including the election of directors and approval of significant corporate transactions, even if other stockholders oppose them. This concentration of ownership might also have the effect of delaying or preventing a change of control of our Company that other stockholders may view as beneficial.

These provisions are intended to enhance the likelihood of continued stability in the composition of our board of directors and its policies and to discourage certain types of transactions that may involve an actual or threatened acquisition of us.

These provisions are also designed to reduce our vulnerability to an unsolicited acquisition proposal and to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and may have the effect of deterring hostile takeovers or delaying changes in our control or management. As a consequence, these provisions also may inhibit fluctuations in the market price of our stock that could result from actual or rumored takeover attempts.

The Nasdaq Capital Market Listing

Our common stock is listed on the Nasdaq Capital Market under the symbol “MRDN.”

Transfer Agent and Registrar

Our transfer agent and registrar for our common stock is Issuer Direct Corporation, 500 Perimeter Park Drive, Morrisville, NC 27560.

DESCRIPTION OF WARRANTS

General

We may issue warrants to purchase shares of our common stock and preferred stock in one or more series together with other securities or separately, as described in the applicable prospectus supplement. Below is a description of certain general terms and provisions of the warrants that we may offer. Particular terms of the warrants will be described in the warrant agreements to be entered into by the Company, a warrant agent to be named by the Company, and the holders from time to time of the warrants and the prospectus supplement relating to the warrants. Copies of the form agreement for each warrant and the warrant certificate, if any, reflecting the provisions to be included in such agreements that will be entered into with respect to a particular offering of each type of warrant, will be filed with the SEC and incorporated by reference as exhibits to the registration statement of which this prospectus forms a part. You should read the applicable warrant agreement for additional information before you purchase any of our warrants.

The prospectus supplement relating to any warrants we offer will describe the specific terms relating to the offering. These terms may include some or all of the following:

●	the specific designation and aggregate number of, and the price at which we will issue, the warrants;

●	the currency or currency units in which the offering price, if any, and the exercise price are payable;

●	the designation, amount and terms of the securities purchasable upon exercise of the warrants;

●	if applicable, the exercise price for shares of our common stock and the number of shares of common stock to be received upon exercise of the warrants;

●	if applicable, the exercise price for shares of our preferred stock, the number of shares of preferred stock to be received upon exercise, and a description of that series of our preferred stock;

●	the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

●	whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

●	any applicable material U.S. federal income tax consequences;

●	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

●	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

●	if applicable, the date from and after which the warrants and the common stock and preferred stock will be separately transferable;

●	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

●	the procedures and conditions relating to the exercise of the warrants;

●	information with respect to book-entry procedures, if any;

●	the triggering event and the terms upon which the exercise price and the number of underlying securities that the warrants are exercisable into may be adjusted;

●	the anti-dilution provisions of the warrants, if any;

●	any redemption or call provisions;

●	whether the warrants may be sold separately or with other securities as parts of units; and

●	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Until the warrants are exercised, holders of the warrants will not have any rights of holders of the underlying securities.

Outstanding Warrants

As of June 13, 2017, we had warrants (the “Warrants”, and each a “Warrant”) to purchase up to 3,112,871 shares of our common stock outstanding. Such warrants are listed on the Nasdaq Capital Market under the symbol “MRDNW.” On June 13, 2017, the last reported sale price of the Warrants on the Nasdaq Capital Market was $0.43 per share. The provisions of the Warrants are summarized below, but are qualified in their entirety by the language of the Warrants as filed with our Registration Statement on Form S-1, filed with the SEC on September 9, 2016, as amended, and any amendment or report filed with the SEC for the purpose of updating the description.

Exercisability. The Warrants are exercisable immediately upon issuance and at any time up to the date that is five years from the date of issuance. The Warrants are exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below).

Cashless Exercise. In the event that a registration statement covering shares of common stock underlying the Warrants, or an exemption from registration, is not available for the resale of such shares of common stock underlying the Warrants, the holder may, in its sole discretion, exercise the Warrant in whole or in part and, in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, elect instead to receive upon such exercise the net number of shares of common stock determined according to the formula set forth in the warrant. In no event shall we be required to make any cash payments or net cash settlement to the registered holder in lieu of issuance of common stock underlying the warrants.

Certain Adjustments. The exercise price and the number of shares of common stock purchasable upon the exercise of the Warrants are subject to adjustment upon the occurrence of specific events, including stock dividends, stock splits, combinations and reclassifications of our common stock.

Transferability. Subject to applicable laws, the Warrants may be transferred at the option of the holders upon surrender of the Warrants to us together with the appropriate instruments of transfer.

Warrant Agent and Exchange Listing. The Warrants were issued in registered form under a warrant agency agreement between Issuer Direct Corporation, as warrant agent, and us.

Fundamental Transactions. If, at any time while the Warrants are outstanding, (1) we consolidate or merge with or into another corporation and we are not the surviving corporation, (2) we sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of our assets, (3) any purchase offer, tender offer or exchange offer (whether by us or another individual or entity) is completed pursuant to which holders of our shares of common stock are permitted to sell, tender or exchange their shares of common stock for other securities, cash or property and has been accepted by the holders of 50% or more of our outstanding shares of common stock, (4) we effect any reclassification or recapitalization of our shares of common stock or any compulsory share exchange pursuant to which our shares of common stock are converted into or exchanged for other securities, cash or property, or (5) we consummate a stock or share purchase agreement or other business combination with another person or entity whereby such other person or entity acquires more than 50% of our outstanding shares of common stock, each a “Fundamental Transaction,” then upon any subsequent exercise of the Warrants, the holder thereof will have the right to receive the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of the number of warrant shares then issuable upon exercise of the Warrant, and any additional consideration payable as part of the Fundamental Transaction.

Rights as a Stockholder. Except as otherwise provided in the warrants or by virtue of such holder’s ownership of shares of our common stock, the holder of a warrant does not have the rights or privileges of a holder of our common stock, including any voting rights, until the holder exercises the Warrant.

Governing Law. The Warrants and the warrant agency agreement are governed by New York law.

DESCRIPTION OF RIGHTS

We may issue rights to our stockholders to purchase shares of our common stock or preferred stock described in this prospectus. We may offer rights separately or together with one or more additional rights, preferred stock, common stock, warrants or any combination of those securities in the form of units, as described in the applicable prospectus supplement. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent. The rights agent for any rights we offer will be set forth in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the certificates relating to the rights of the series of certificates and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The following description sets forth certain general terms and provisions of the rights to which any prospectus supplement may relate. The particular terms of the rights to which any prospectus supplement may relate and the extent, if any, to which the general provisions may apply to the rights so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the rights, rights agreement or rights certificates described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable rights agreement and rights certificate for additional information before you decide whether to purchase any of our rights.

The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

●	the date of determining the stockholders entitled to the rights distribution;

●	the aggregate number of shares of common stock, preferred stock or other securities purchasable upon exercise of the rights;

●	the exercise price;

●	the aggregate number of rights issued;

●	whether the rights are transferrable and the date, if any, on and after which the rights may be separately transferred;

●	the date on which the right to exercise the rights will commence, and the date on which the right to exercise the rights will expire;

●	the method by which holders of rights will be entitled to exercise;

●	the conditions to the completion of the offering;

●	the withdrawal, termination and cancellation rights;

●	whether there are any backstop or standby purchaser or purchasers and the terms of their commitment;

●	whether stockholders are entitled to oversubscription right;

●	any U.S. federal income tax considerations; and

●	any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights.

If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering.

DESCRIPTION OF UNITS

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

●	the title of the series of units;

●	identification and description of the separate constituent securities comprising the units;

●	the price or prices at which the units will be issued;

●	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

●	a discussion of certain United States federal income tax considerations applicable to the units; and

●	any other terms of the units and their constituent securities.

PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods or through underwriters or dealers, through agents and/or directly to one or more purchasers. The securities may be distributed from time to time in one or more transactions:

●	at a fixed price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to such prevailing market prices; or

●	at negotiated prices.

Each time that we sell securities covered by this prospectus, we will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms and conditions of the offering of such securities, including the offering price of the securities and the proceeds to us, if applicable.

Offers to purchase the securities being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the securities from time to time. Any agent involved in the offer or sale of our securities will be identified in a prospectus supplement.

If a dealer is utilized in the sale of the securities being offered by this prospectus, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If an underwriter is utilized in the sale of the securities being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.

Any compensation paid to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.

Any common stock will be listed on the Nasdaq Capital Market, but any other securities may or may not be listed on a national securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act.

In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

We do not make any representation or prediction as to the direction or magnitude of any effect that the transactions described above might have on the price of the securities. In addition, we do not make any representation that underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

To comply with applicable state securities laws, the securities offered by this prospectus will be sold, if necessary, in such jurisdictions only through registered or licensed brokers or dealers. In addition, securities may not be sold in some states unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

LEGAL MATTERS

Lucosky Brookman LLP will pass upon certain legal matters relating to the issuance and sale of the securities offered hereby on behalf of Meridian Waste Solutions, Inc. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Meridian Waste Solutions, Inc. as of December 31, 2016 and for the year then ended incorporated in this Prospectus by reference from our Annual Report on Form 10-K for the year ended December 31, 2016 have been audited by Hein & Associates LLP, an independent registered public accounting firm, as stated in their report thereon, incorporated herein by reference, and have been incorporated in this Prospectus and Registration Statement in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of Meridian Waste Solutions, Inc. as of December 31, 2015 and for the year then ended incorporated in this Prospectus by reference from our Annual Report on Form 10-K for the year ended December 31, 2016 have been audited by D’Arelli Pruzansky, P.A., an independent registered public accounting firm, as stated in their report thereon, incorporated herein by reference, and have been incorporated in this Prospectus and Registration Statement in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

The combined and consolidated financial statements of The CFS Group as of December 31, 2016 and, 2015 and for each of the years then ended incorporated in this Prospectus by reference from our Amendment No. 1 to Current Report on Form 8-K filed on May 1, 2017 have been audited by Hein & Associates LLP, an independent registered public accounting firm, as stated in their report thereon, incorporated herein by reference, and have been incorporated in this Prospectus and Registration Statement in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

1,868,933 Shares of Common Stock

Warrants to Purchase up to 736,948 Shares of Common Stock

PROSPECTUS SUPPLEMENT

GARDEN STATE SECURITIES, INC.

November 30, 2017